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                                                                       EXHIBIT 1

                                                                  EXECUTION COPY







                           STOCK PURCHASE AGREEMENT
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                               TABLE OF CONTENTS
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1.  DEFINITIONS................................................................................     1
    -----------

2.  PURCHASE AND SALE OF SERIES D PREFERRED STOCK..............................................    13
    ---------------------------------------------
        2.1 AUTHORIZATION......................................................................    13
        2.2 SALE AND ISSUANCE OF CERTAIN SHARES OF SERIES D PREFERRED STOCK....................    13

3.  CLOSING; DELIVERIES; FORM OF CONSIDERATION.................................................    14
    ------------------------------------------
        3.1 THE CLOSING........................................................................    14
        3.2 DELIVERIES.........................................................................    14
        3.3 FORM OF CONSIDERATION..............................................................    14

4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................    14
    ---------------------------------------------
        4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION......................................    14
        4.2 CAPITALIZATION.....................................................................    15
        4.3 SUBSIDIARIES.......................................................................    16
        4.4 AUTHORIZATION......................................................................    17
        4.5 GOVERNMENTAL AND OTHER CONSENTS; NO VIOLATION......................................    17
        4.6 LITIGATION.........................................................................    18
        4.7 FINANCIAL STATEMENTS AND REPORTS...................................................    18
        4.8 PROPRIETARY INFORMATION............................................................    19
        4.9 REGISTRATION RIGHTS................................................................    19
        4.10 CONTRACTS.........................................................................    19
        4.11 ABSENCE OF CHANGES................................................................    20
        4.12 INTELLECTUAL PROPERTY.............................................................    21
        4.13 COMPLIANCE WITH OTHER INSTRUMENTS.................................................    21
        4.14 COMPLIANCE WITH LAW; APPROVALS....................................................    22
        4.14 COMPLIANCE WITH LAW; APPROVALS....................................................    22
        4.15 TITLE TO ASSETS...................................................................    23
        4.16 PLANT, PROPERTY, AND EQUIPMENT....................................................    23
        4.17 ACCOUNTS AND NOTES RECEIVABLE.....................................................    23
        4.18 INDEBTEDNESS......................................................................    24
        4.19 REAL PROPERTY.....................................................................    24
        4.20 EMPLOYEE PLANS AND ARRANGEMENTS...................................................    25
        4.21 EMPLOYEES.........................................................................    27
        4.22 INSURANCE.........................................................................    27
        4.23 ENVIRONMENTAL COMPLIANCE..........................................................    28
        4.24 NO UNDISCLOSED LIABILITIES........................................................    28
        4.25 TAXES.............................................................................    29
        4.26 NO RESEARCH GRANTS................................................................    30
        4.27 CERTAIN REGULATORY MATTERS........................................................    31
        4.28 TRANSACTIONS WITH AFFILIATES......................................................    31
        4.29 REPORTS; SEC DOCUMENTS............................................................    31
        4.30 DISCLOSURE........................................................................    31
        4.31 BROKERS...........................................................................    31
        4.32 CERTAIN ADDITIONAL REGULATORY MATTERS.............................................    32
        4.33 MEDICARE/MEDICAID PARTICIPATION...................................................    33

5.  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.............................................    34
    ----------------------------------------------
        5.1 ACCREDITED INVESTOR................................................................    34
        5.2 INVESTMENT INTENT..................................................................    34
        5.3 CERTAIN SECURITIES LAW ISSUES......................................................    34
        5.4 AUTHORIZATION......................................................................    34
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        5.5 BROKERS............................................................................    34

6.  CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING............................................    34
    -----------------------------------------------
        6.1 REPRESENTATIONS AND WARRANTIES.....................................................    35
        6.2 PERFORMANCE........................................................................    35
        6.3 NO INJUNCTION......................................................................    35
        6.4 QUALIFICATIONS; LEGAL INVESTMENT...................................................    35
        6.5 COMPLETION OF REVIEW OF THE COMPANY................................................    35
        6.6 CERTIFICATES OF DESIGNATION........................................................    35
        6.7 CLOSING DOCUMENTS..................................................................    36
        6.9 OPINIONS OF COMPANY COUNSEL........................................................    36
        6.10 MATERIAL ADVERSE CHANGES..........................................................    36

7.  CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.........................................    36
    --------------------------------------------------
        7.1 REPRESENTATIONS AND WARRANTIES.....................................................    36
        7.2 PERFORMANCE........................................................................    37
        7.3 NO INJUNCTION......................................................................    37
        7.4 QUALIFICATIONS; LEGAL INVESTMENT...................................................    37

8.  COVENANTS..................................................................................    37
    ---------
        8.1 BEST EFFORTS.......................................................................    37
        8.2 CONVERSION STOCK...................................................................    37
        8.3 RESTRICTIVE AGREEMENTS PROHIBITED..................................................    38
        8.4 COMPLIANCE WITH ELEVENTH AMENDMENT AND RESTATED NOTE...............................    38
        8.5 CERTAIN REGULATORY MATTERS.........................................................    38
        8.6 FINANCIAL STATEMENTS AND INFORMATION...............................................    39
        8.7 MERGER.............................................................................    40
        8.8 LIMITATIONS ON LIENS...............................................................    42
        8.9 INDEBTEDNESS.......................................................................    44
        8.10 INVESTMENTS.......................................................................    45
        8.11 CAPITAL EXPENDITURES..............................................................    45
        8.12 TRANSACTIONS WITH AFFILIATES......................................................    46
        8.13 LIMITATION ON DISPOSITION OF ASSETS...............................................    46
        8.14 LIMITATION RELATING TO SUBSIDIARIES...............................................    47
        8.15 LIMITATIONS ON LEASES.............................................................    47
        8.16 BOARD OBSERVATION RIGHTS..........................................................    48
        8.17 NO DEFAULTS UNDER FUNDED DEBT DOCUMENTS...........................................    48
        8.18 NO CHANGE IN BUSINESS.............................................................    49

9.  INDEMNIFICATION............................................................................    49
    ---------------
        9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS..............................    49
        9.2 INDEMNIFICATION....................................................................    49
        9.3 CLAIMS FOR INDEMNIFICATION.........................................................    50
        9.4 DEFENSE BY THE COMPANY.............................................................    50
        9.5 MATERIALITY........................................................................    51

10. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES
    -------------------------------------------------------------------------
     ACT; REGISTRATION RIGHTS..................................................................    51
     ------------------------
        10.1 RESTRICTIONS ON TRANSFERABILITY...................................................    51
        10.2 RESTRICTIVE LEGEND................................................................    51
        10.3 REQUESTED REGISTRATION............................................................    51
        10.4 COMPANY REGISTRATION..............................................................    52
        10.5 REGISTRATION ON FORM S-3..........................................................    53
        10.6 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.....................................    54
        10.7 EXPENSES OF REGISTRATION..........................................................    54
        10.8 SECURITIES INDEMNIFICATION........................................................    54
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        10.9 TRANSFER OF REGISTRATION RIGHTS...................................................    55

11. MISCELLANEOUS..............................................................................    55
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        11.1 EXPENSES..........................................................................    55
        11.2 PUBLICITY.........................................................................    55
        11.3 SUCCESSORS AND ASSIGNS............................................................    55
        11.4 GOVERNING LAW.....................................................................    55
        11.5 COUNTERPARTS......................................................................    56
        11.6 TITLES AND SUBTITLES..............................................................    56
        11.7 NOTICES...........................................................................    56
        11.8 AMENDMENTS AND WAIVERS............................................................    56
        11.9 SEVERABILITY......................................................................    56
        11.10 ENTIRE AGREEMENT.................................................................    56
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


                            STOCK PURCHASE AGREEMENT
                            ------------------------

          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 25th day of March, 1997, by and among Alliance Imaging, Inc., a Delaware corporation (the "Company") and General Electric Company, a New York Corporation acting through GE Medical Systems (the "Investor"). Certain of the capitalized terms used in the Agreement are defined in Section 1 hereof.

                                R E C I T A L S
                                ---------------

          WHEREAS, the Investor desires to purchase certain securities of the Company on the terms and conditions set forth herein;

          WHEREAS, the Company desires to sell to the Investor such securities on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing recitals, the terms and provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        DEFINITIONS.
          -----------

          The following terms have the following meanings when used in this Agreement, unless the context expressly or by necessary implication otherwise requires:

          "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person, and, with respect to the Company only, includes any other Person with whom the Company has any joint venture, partnership, or other shared investment interest. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to (i) direct or cause the direction of management or policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) or (ii) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person.

          "Aggregate Purchase Price" is defined in Section 2.2.

          "Agreement" is defined in the preamble hereto.

          "Applicable Law" means, with respect to any Person, any federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents.

          "Approvals" is defined in Section 4.14(d).

          "Average Market Price" of a share of Common Stock at any date shall mean the average of the daily closing prices per share of Common Stock for twenty-five (25) consecutive trading days ending on the trading day immediately preceding such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 25 day period). The closing price for each trading day shall mean the closing sales price on such trading day of a share of Common Stock on the principal national securities exchange or automated quotation system on which the shares of Common Stock are listed or admitted to trading.

          "Benefit Arrangement" means any material benefit arrangement that is not an Employee Benefit Plan, including (i) each employment, consulting or change of control agreement, (ii) each arrangement providing for fringe benefits, insurance coverage or workers' compensation benefits, (iii) each bonus, incentive, or performance pay or deferred bonus, incentive, or performance pay arrangement, (iv) each arrangement providing any termination allowance, severance or similar benefits, (v) each equity compensation plan,
(vi) each deferred compensation plan and (vii) each compensation policy and practice maintained by the Company covering the employees, former employees, officers, former officers, directors and former directors of the Company, and the beneficiaries of any of them.

          "Benefit Plan" means an Employee Benefit Plan or Benefit Arrangement.

          "Board of Directors" shall mean, as to any corporation. the Board of Directors of such corporation or a committee of such corporation having authority to exercise, when the Board of Directors is not in session, the powers of the Board of Directors (subject to any designated limitations) in the management of the business and affairs of such corporation.

          "Bridge Loan Agreement" means the Bridge Loan Agreement between the Company and the Investor dated as of December 31, 1996.

          "Business Day" means each day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by law to close. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

          "Capital Expenditure Adjustment Amount" shall mean, for any Capital Expenditure Period corresponding to a capital raising transaction described in clause (i) following, the positive amount, if any, of (i) net cash proceeds from issuances of Common Stock or other securities convertible into Common Stock or other non-redeemable equity securities of the Company minus (ii) cash expended
                                                      -----
during such Capital Expenditure Period by the Company or its Majority-Owned Subsidiaries in connection with business acquisitions (including without limitation acquisitions of substantially all of the assets of a Person permitted under this Agreement); provided, however, that any cash expenditures
                       --------  -------
constituting Capital Expenditures for such Capital Expenditure Period that are already included in the calculation of the total amount of Capital Expenditures for such Capital Expenditure Period for purposes of determining compliance with Section 8.11 hereof (without considering the Capital Expenditure Adjustment Amount) shall only be included once in such total amount, regardless of whether such Capital Expenditures arise in connection with a business acquisition. If the Company could properly include a Capital Expenditure within the general limitation under Section 8.11 hereof and/or under an available Capital Expenditure Adjustment Amount, the Company shall be entitled in its discretion to select the allocation of such Capital Expenditure. To the extent that amounts expended are included under clause (ii) of the foregoing definition, such amounts shall be deducted from the amount described in clause (i) on a chronological basis (i.e., the first such amount deducted will be the first of such amounts expended, and so on).

          "Capital Expenditure Period" means, with respect to each capital raising transaction described in clause (i) of the definition of Capital Expenditure Adjustment Amount, the two-year period beginning with the date that net proceeds with respect to such transaction are received by the Company.

          "Capital Expenditures" shall mean, for any period, expenditures made by the Company or any of its Majority-Owned Subsidiaries to acquire or construct fixed assets, plant and equipment (including additions, improvements, upgrades and replacements, but excluding repairs) during such period calculated in accordance with GAAP.

          "Capital Lease" shall mean any lease by a Person of any property (whether real, personal or mixed) which, in conformity with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), is accounted for as a capital lease on the balance sheet of such Person.

          "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a Capital Lease and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

          "Capital Stock" of any Person shall mean the beneficial ownership interests in said Person, including, without limitation, the capital stock of any Person that is a corporation and the partnership interests (general and limited) in any Person that is a partnership.

          "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company, including all amendments thereto, as in effect on the date hereof.

          "CHAMPUS" is defined in Section 4.32.

          "Charter Documents" has the meaning set forth in Section 4.13.

          "Closing" has the meaning set forth in Section 3.1

          "Closing Date" has the meaning set forth in Section 3.1.

          "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral Agent" shall mean First Security Bank of Utah, N.A., as collateral agent under the Note Purchase Agreement, or any successor thereto, with respect to the Company's Senior Secured Notes.

          "Collateral Pool" shall mean the Eligible First Lien Equipment, the Eligible Second Lien Equipment and the Cash Equivalent Collateral (all as defined in the Note Purchase Agreement) pledged to the Collateral Agent, on behalf of the holders of the Senior Secured Notes, pursuant to the Note Purchase Agreement and the Security Documents (as defined in the Note Purchase Agreement), and such additions thereto and substitutions therefor as may be permitted or required pursuant to the Note Purchase Agreement.

          "Common Stock" is defined in Section 4.2(a).

          "Company Disclosure Schedule" has the meaning set forth in Article 4.

          "Consolidated Rental Obligations" shall mean, with reference to any period, the aggregate amount of all minimum or guaranteed net rentals for which the Company and its Majority-Owned Subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety) under all leases in effect at any time during such period, including all amounts for which any Person was so liable during such period accrued prior to the date such Person became a Majority-Owned Subsidiary or was merged into or consolidated with the Company or a Majority-Owned Subsidiary.

          "Contract" means all contracts and agreements, contract rights, executory commitments, license agreements, purchase and sales orders, written or oral, relating to the operation of the business of the Company or any Majority-Owned Subsidiary.

          "Contractual Obligation" means, as applied to any Person, any provision of any agreement or other instrument to which that Person is a party or by which it or any of the properties owned or leased by it is bound or otherwise subject.

          "Conversion Stock" means the shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock.

          "Current Liabilities" shall mean, at any date, the liabilities of the Company and its Majority-Owned Subsidiaries (including tax and other proper accruals) that would be classified as current liabilities in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.7 hereof, but excluding the current portion of Funded Debt.

          "Debt For Money Borrowed" shall mean, as to any Person, all Indebtedness excluding Indebtedness referred to in clause (b) under the definition of the term "Indebtedness."

          "Default" has the meaning given in the Note Purchase Agreement.

          "Eleventh Amendment" means the Eleventh Amendment to Note Purchase Agreement dated as of the date hereof between the Company and the Investor, in substantially the form attached as Exhibit A hereto.
                                   ---------

          "Eligible Holder" is defined in Section 8.6.

          "Employee Benefit Plan" means any employee benefit plan, as defined in
Section 3(3) of ERISA, that is sponsored or contributed to by the Company or any ERISA Affiliate covering employees or former employees of the Company, or with respect to which the Company or any ERISA Affiliate is a party or is otherwise bound.

          "Employee Pension Benefit Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is regulated under Title IV of ERISA or is subject to the funding requirements of Part III of Title I of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

          "Employment Agreements" is defined in Section 4.20(a).

          "Environmental Law" means all laws, ordinances and regulations regulating or otherwise concerning the environment or relating to Hazardous Materials, including, without limitation, the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as
                    -- ---
amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery
                                -- ---
Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive
                                                -- ---
Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15
                       -- ---
U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended,
                    -- ---
29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977,
                              -- ---
as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as
                                  -- ---
amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local
                                -- ---
laws, orders and regulations of applicable jurisdictions.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" of the Company means any other Person that, together with the Company as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

          "Event of Default" has the meaning given in the Note Purchase
Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

          "Federal Health Care Program" is defined in Section 4.33.

          "Financial Statements" is defined in Section 4.7.

          "Fiscal Quarter" shall mean the quarters ending on the last days of March, June, September and December each year, or such other fiscal quarters as the Board of Directors of the Company may adopt in connection with a change in the Company's fiscal year.

          "Fiscal Year" shall mean the fiscal year of the Company, which shall be the twelve (12) month period ending on December 31 in each year or such other period as the Board of Directors of the Company may adopt.

          "Funded Debt" shall mean as applied to any Person, all Indebtedness of such Person, in a principal amount of at least $1,000,000 in each instance, which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from the date of the creation thereof; provided that "Funded Debt" shall include, as at any date of
         --------
determination, any portion of such Funded Debt outstanding on such date which matures on demand or within one year from such date (whether by sinking fund, other required prepayment or final payment at maturity) and which is not directly or indirectly renewable, extendible or refundable, at the option of the debtor to a date more than one year from such date; provided, further, that
                                                    --------  -------
"Funded Debt" shall include the Company's Senior Notes due 2003 issued pursuant to that certain Note Purchase Agreement dated as of April 14, 1989, as amended to and including the Closing Date; and provided, further, that except with
                                       --------  -------
respect to Indebtedness pursuant to that certain Note Purchase Agreement dated as of April 14, 1989, as amended to and including the Closing Date, "Funded Debt" shall not include (i) Indebtedness secured by equipment, trailers or modular buildings used in the business of the Company or (ii) Indebtedness convertible into equity securities of the Company on commercially reasonable terms.

          "Funded Debt Default" means any date 30 days after the Company shall have Knowledge that it is in default with respect to any Funded Debt, unless during such 30 day period either (i) such default shall have been waived by the lender with respect to such Funded Debt or (ii) the agreement or agreements governing such Funded Debt shall have been amended to eliminate such default, in either of cases (i) or (ii) without any economic consideration (other than such consideration required by the terms of the documentation with respect to such Funded Debt as in effect prior to any amendment of such documentation described in clause (ii) above) provided to the lender with respect to such Funded Debt by the Company.

          "GAAP" is defined in Section 4.7.

          "Governmental Authority" means any federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, in all such cases whether domestic or foreign.

          "Group Health Plan" means any group health plan, as defined in Section 5000(b)(1) of the Code.

          "Guaranty" is defined in Section 8.9(b).

          "Hazardous Materials" means oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any Environmental Laws.

          "Indebtedness" shall mean, as to any Person without duplication, (a) all items which, in accordance with GAAP, would be included as a liability on the balance sheet of such Person and its Majority-Owned Subsidiaries (including any obligation of such Person to the issuer of any letter of credit for reimbursement in respect of any drafts drawn under such letter of credit), excluding obligations in respect of deferred taxes and deferred employee compensation and benefits, and anything in the nature of capital stock, surplus capital and retained earnings; (b) the amount available for drawing under all letters of credit issued for the account of such Person; (c) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens; (d) Capital Lease Obligations of such Person; and
(e) all guarantees of such Person, provided, however, that the term Indebtedness
                                   --------
shall not include trade accounts payable (other than for borrowed money) arising in, and accrued expenses incurred in, the ordinary course of business of such Person, provided the same are not more than 45 days overdue or are being
        --------
contested in good faith.

          "Intellectual Property Right" means all of the Company's or any Majority-Owned Subsidiary's rights, title and interest in and to all: (a) United States and foreign patents and patent applications; (b) copyrights in computer programs and other works of authorship; (c) trade secrets and proprietary or confidential business and technical information; (d) proprietary "know-how," whether or not protectable by patent, copyright or trade secret right; and (e) United States and foreign trademarks, service marks, trade names and associated goodwill, and registrations or applications for registration of an such marks or names.

          "Interest Rate Protection Agreement" shall mean an interest rate swap, cap or collar agreement or similar arrangement between any Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Internal Rate of Return" means, as of the final date of any Fiscal Quarter after December 31, 1999, the annual internal rate of return deemed realized by the holders of the Series D Preferred Stock, computed in accordance with customary financial practices (compounded annually):

          (a)  assuming:

               (i) a deemed initial investment per share of Series D Preferred Stock as of the Closing Date equal to the Conversion Price (as defined and computed in accordance with the Series D Certificate of Designation) as of the date of determination;

               (ii) a deemed value for each share of Series D Preferred Stock as of any date after December 31, 1999 of an amount equal to the then Average Market Price of a share of Common Stock; and

          (b) taking into account all Regular Dividends (as defined in the Series D Certificate of Designation) actually received with respect to each such share through and including the date of determination.

          "Investments" when used with reference to any investment of the Company or any of its Majority-Owned Subsidiaries shall mean any investment so classified under GAAP, and, whether or not so classified, includes, without duplication, (a) any direct or indirect Loan or advance made by it to any other Person, (b) any direct or indirect guarantee of the obligations of any other Person, (c) any capital contribution to any other Person, and (d) any ownership or similar interest in any other Person; and the amount of any Investment shall be the original principal or capital amount thereof (plus any subsequent
                                                     ----
principal or capital amount), including amounts written off in respect of such principal or capital amounts, minus all returns of principal or capital thereof
                              -----
(whether in cash or other assets, including assets transferred by virtue of any merger, consolidation or liquidation).

          "IRR Trigger Date" shall mean the first day of the first Fiscal Quarter after the date, if any, after December 31, 1999 on which the Internal Rate of Return shall exceed 25% per annum; provided, that no IRR Trigger Date shall occur unless at such time the shares of Common Stock are listed or trading on a national securities exchange or automated quotation system.

          "Knowledge" or "knowledge," with respect to any Person, means the actual knowledge of such Person, after reasonable inquiry. For purposes hereof, a Person shall be deemed to have actual knowledge of the contents of all books and records with respect to which such Person has reasonable access. Without limiting the generality of the foregoing, with respect to any Person that is a corporation, partnership or other business entity, actual knowledge shall be deemed to include the actual knowledge of all principal employees of any such Person (which, for purposes of the Company, shall include without limitation Richard N. Zehner, Vincent S. Pino, Terrence M. White, Jay A. Mericle, Terry A. Andrues, Neil M.

Culinan, Ph.D., Cheryl A. Ford, and Michael W. Grismer) as well as the Chief Executive Officer, President, Chief Financial Officer and all Vice Presidents in the case of corporate Persons, and general partners in the case of general or limited partnerships, as the case may be.

          "Lease Agreements" is defined in Section 4.19(b).

          "Leased Real Property" means all real property leased, occupied, operated or controlled by the Company or any Majority-Owned Subsidiary or otherwise related to or used in the business of the Company or any Majority-Owned Subsidiary.

          "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

          "Lien" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind. For purposes of this Agreement, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means the Senior Loan.

          "Loan Documents" means, collectively, the Bridge Loan Agreement and the Senior Note, as amended, supplemented, replaced or modified.

          "Long-Term Lease" shall mean any lease which is not a Capital Lease of any property (whether real, personal or mixed) other than any such lease having a term (including all renewal terms, whether or not exercised) of less than 12 months from the date of inception of such lease.

          "Material Adverse Effect" means, with respect to any Person or designated group of Persons, a change in, or effect on, or group of such changes in or effects on, the operations, financial condition or results of operations, prospects, assets or Liabilities of the Person or group of Persons, as the case may be, taken as a whole, that results in a material adverse effect on, or a material adverse change in, the operations, financial condition, results of operations, prospects, assets or Liabilities of the Person or group of Persons, as the case may be, taken as a whole, excluding adverse changes in the general economy.

          "Majority-Owned Subsidiary" means any Subsidiary of which at least a majority of the outstanding shares, partnership interests or other equity interests therein is at the time directly or indirectly owned or controlled by the Company or any other Subsidiary which is a consolidated subsidiary of the Company under GAAP, or one or more of the Majority-Owned Subsidiaries or by the Company and one or more of the Majority-Owned Subsidiaries.

          "Material Contracts" is defined in Section 4.10(b).

          "Multiemployer Plan" means any multiemployer plan as defined in either
Section 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means any Employee Benefit Plan sponsored by more than one employer, within the meaning of Sections 4063 of 4064 of ERISA or Code Section 413(c).

          "Net Worth" shall mean, as at any date of determination thereof, the sum of the following for any Person and its consolidated subsidiaries determined (without duplication) in accordance with GAAP: (a) the amount of capital stock, plus (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

          "Note Purchase Agreement" is defined in Section 8.4.

          "Permitted Encumbrances" means: (i) Liens for taxes, assessments or charges for claims that are not yet due and payable or being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) statutory Liens of carriers, warehousemen, mechanics, materialmen, bankers and other Liens imposed by law and created in the ordinary course of business for amounts that are not material, and that are not yet due and payable or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens incurred and deposits made in the ordinary course of business to secure the performance (including by way of surety bonds or appeal bonds) of tenders, bids, leases, contracts, statutory obligations or similar obligations or arising as a result of progress payments under contracts, in each case in the ordinary course of business and not relating to the repayment of debt; (iv) easements, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges, encumbrances; (v) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions; (vi) leases or subleases approved by, or deemed approved by Investor; (vii) any attachment or judgment Lien, not otherwise constituting a Default under the Note Purchase Agreement, in existence less than thirty (30) days after the entry thereof or with respect to which (A) execution has been stayed, (B) payment is covered in full by insurance to which Investor has been made the loss payable party, or (C) Company is in good faith prosecuting an appeal or other appropriate proceedings for review and has set aside on its books and granted to Investor a priority perfected security interest in such reserves as may be required by GAAP with respect to such judgment or award; (viii) Liens with respect to purchase money security interests (including refinancings thereof) granted in the ordinary course of the Company's business, consistent with past practice; and (ix) rights of Persons under leases of equipment to such Person in the ordinary course of business.

          "Person" or "person," means any natural person, firm, corporation, partnership, limited liability company, association, trust, Governmental Authority or other entity.

          "Plan Affiliate" means, with respect to any Person, any employee benefit plan or arrangement sponsored by, maintained by or contributed to by such Person, and with respect to any employee benefit plan or arrangement, any Person sponsoring, maintaining or contributing to such plan or arrangement.

          "Preferred Stock" means, collectively, the Series D Preferred Stock and the Series E Preferred Stock.

          "Proceeding" means any action, suit, hearing, arbitration, audit, investigation or similar proceeding.

          "Prohibited Transaction" means a transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

          "Purchased Stock" has the meaning set forth in Section 2.2.

          "Registrable Securities" means (i) the Conversion Stock and the Series E Conversion Stock; and (ii) any Common Stock of the Company issued or issuable in respect of the Securities or other securities issued or issuable pursuant to the conversion of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event. Securities shall cease to constitute "Registrable Securities" at such time that they are sold or transferred in a transaction wherein the transferee does not acquire "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. Securities shall cease to constitute "Registrable Securities" at such time that they are sold or transferred in a transaction wherein the transferee does not acquire "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act.

          "Refinancing Agreements" means the Assignment and Amended & Restated Standstill Agreement between the Company, on the one hand, and The Northwestern Mutual Life Insurance Company, The Travelers Insurance Company, The Travelers Indemnity Company, The Travelers Life and Annuity Company, The Lincoln National Life Insurance Company and Bedrock Asset Trust I, on the other hand, dated as of December 31, 1996.

          "Restated Note" shall mean the 7.50% Restated Convertible Senior Note Due 2003, payable to Investor by the Company, in the form attached hereto as Exhibit B.
---------

          "SEC" is defined in Section 4.29.

          "SEC Documents" is defined in Section 4.29.

          "Secured Obligations" shall mean, as at any date of determination, the aggregate principal amount of the term loans and the revolving credit loans outstanding under the Working Capital Facility.

          "Securities" shall mean, collectively, the Series D Preferred Stock, the Conversion Stock, the Series E Preferred Stock, and the Series E Conversion Stock.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

          "Senior Note" means the note evidencing the Senior Loan.

          "Senior Note Accrued Interest" is defined in Section 3.3.

          "Senior Loan" means the loan extended to the Company by the Investor in its capacity as lender under the Bridge Loan Agreement.

          "Senior Secured Notes" is defined in Section 8.6(d).

          "Series C Preferred Stock" is defined in Section 4.2.

          "Series D Certificate of Designation" shall mean the Amended Certificate of Designation, Preferences and Rights of Series D 4% Cumulative Redeemable Convertible Preferred Stock in the form set forth as Exhibit C
                                                                ---------
hereto.

          "Series D Preferred Stock" shall mean the Series D 4% Cumulative Redeemable Convertible Preferred Stock, with the rights, preferences and privileges set forth in the Series D Certificate of Designation.

          "Series E Certificate of Designation" shall mean the Amended Certificate of Designation, Preferences and Rights of Series E 4% Cumulative Redeemable Convertible Preferred Stock in the form set forth as Exhibit D
                                                                ---------
hereto.

          "Series E Conversion Stock" means the shares of Common Stock issuable, upon certain conditions, by the Company to the Investor in respect of the Series E Preferred Stock.

          "Series E Preferred Stock" shall mean the Series E 4% Cumulative Redeemable Convertible Preferred Stock, with the rights, preferences and privileges set forth in the Series E Certificate of Designation.

          "Seventh Amendment Effective Date" shall mean December 31, 1994.

          "State Health Care Program" is defined in Section 4.33.

          "Subordinated Debentures" means the Company's 7.50% Senior Subordinated Debentures due 2005.

          "Subsidiary" is defined in Section 4.3.

          "Subsidiary Total Debt" shall mean the aggregate amount of Indebtedness, without duplication, of the Majority-Owned Subsidiaries of the Company excluding Indebtedness with respect to each guaranty of the Senior Secured Notes.

          "Voting Stock" shall mean, with respect to any corporation, any shares of Capital Stock of such Corporation having general voting power under ordinary circumstances to vote for members of the Board of Directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Tax" or "Taxes" means any tax or other similar Liability imposed or collected by any Governmental Authority, including all federal, state, county, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, occupation, property, excise, value added, withholding and other taxes, duties or assessments (including the recapture of any tax items such as investment tax credits), together with any related interest, penalties and additions and shall include any transferee or secondary Liability for a Tax and any Liability arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group or being included (or required to be included) in any Tax Return relating thereto.

          "Tax Agreement" means any sharing, allocation, indemnity or other agreement or arrangement (written or unwritten) relating to Taxes (other than this Agreement).

          "Tax Return" means any return, report, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed with any Tax authority or Governmental Authority in connection with the determination, assessment or collection of any Taxes of any Person or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "Working Capital Facility" shall have the meaning specified in Section
9.06 of the Note Purchase Agreement.

     2.   PURCHASE AND SALE OF SERIES D PREFERRED STOCK.
          ---------------------------------------------

          2.1       AUTHORIZATION.  The Company has authorized the sale and
                    -------------
issuance of up to Eighteen Thousand (18,000) shares of its Series D Preferred Stock, having the rights, privileges, preferences and restrictions as stated in the Series D Certificate of Designation set forth as Exhibit C to this
                                                     ---------
Agreement.

          2.2       SALE AND ISSUANCE OF CERTAIN SHARES OF SERIES D PREFERRED
                    ---------------------------------------------------------
STOCK.  Subject to the terms and conditions set forth in this Agreement, the
-----
Investor shall
purchase at the Closing (as defined below), and the Company shall sell and issue to the Investor at the Closing, Eighteen Thousand (18,000) shares of Series D Preferred Stock (the "Purchased Stock") for a purchase price of One Thousand Dollars ($1,000.00) per share, or an aggregate purchase price of Eighteen Million Dollars ($18,000,000) (the "Aggregate Purchase Price.")

     3.   CLOSING; DELIVERIES; FORM OF CONSIDERATION.
          ------------------------------------------

          3.1  THE CLOSING.  Subject to the satisfaction or waiver of the
               -----------
conditions set forth in this Agreement, the closing (the "Closing") of the purchase and sale of the Series D Preferred Stock shall take place at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071 on a date to which the Company and the Investor may agree (the "Closing Date").

          3.2  DELIVERIES.  At the Closing, the Company shall deliver to the
               ----------
Investor certificates representing the numbers of shares of Purchased Stock under this Agreement in exchange for delivery to the Company from the Investor of the consideration specified in Section 2.2 of this Agreement.

          3.3  FORM OF CONSIDERATION.  The Company hereby acknowledges and
               ---------------------
agrees that there is outstanding pursuant to the Senior Note a principal balance of $18,000,000, plus accrued interest as provided for in the Bridge Loan Agreement and Senior Note (such accrued interest, the "Senior Note Accrued Interest"), with such principal balance and Senior Note Accrued Interest as of the date hereof due and owing to the Investor from the Company. The Investor shall deliver the Aggregate Purchase Price hereunder in the form of an exchange of the principal balance due under the Senior Note for the Purchased Shares. At the Closing, the Company shall pay to the Investor all Senior Note Accrued Interest in cash.

     4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  Except as set forth
          ---------------------------------------------
on the Company Disclosure Schedule attached hereto as Schedule 4 (the "Company Disclosure Schedule"), the Company represents and warrants to the Investor as follows:

          4.1  ORGANIZATION, GOOD STANDING AND QUALIFICATION.
               ---------------------------------------------

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either alone or together with all other such failures, would have a Material Adverse Effect on the Company. Schedule 4.1 includes true and complete copies of the Company's Certificate of Incorporation and Bylaws currently in effect and a list of all states or other jurisdictions in which the Company is qualified to do business. All of the terms and provisions of the Certificate of Incorporation and Bylaws are legal, valid and enforceable.

               (b) Each Subsidiary is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either along or together with all other such failures, would have a Material Adverse Effect on such Subsidiary. Schedule 4.1 contains a list of all states or other jurisdictions in which each Subsidiary is qualified to do business. All of the terms and provisions of the organizational documents of each Subsidiary are legal, valid and enforceable.

          4.2  CAPITALIZATION.
               --------------

               (a) The authorized capital of the Company consists of: (i) Twenty-Five Million (25,000,000) shares of common stock ("Common Stock"), 10,927,471 shares of which will be issued and outstanding immediately after the Closing Date; (ii) One Million (1,000,000) shares of Preferred Stock, of which
(A) Four Thousand (4,000) shares of Series C Convertible Preferred Stock ("Series C Preferred Stock") are designated and authorized as of the Closing Date, 3,876 shares of which will be issued and outstanding immediately after the Closing Date; (B) Eighteen Thousand (18,000) shares of Series D Preferred Stock are designated and authorized as of the Closing Date, all of which will be issued and outstanding immediately after the Closing Date; and (C) Nine Thousand (9,000) shares of Series E Preferred Stock are designated and authorized as of the Closing Date, none of which will be issued and outstanding immediately after the Closing Date. The outstanding shares of Common Stock and Series C Preferred Stock are fully paid, non-assessable, free and clear of all encumbrances and have been issued in compliance with all state and federal securities laws. None of such shares is subject to any preemptive rights.

               (b) The rights, preferences, privileges and restrictions of the Series D Preferred Stock are as stated in the Series D Certificate of Designation. The rights, preferences, privileges and restrictions of the Series E Preferred Stock are as stated in the Series E Certificate of Designation. The shares of Purchased Stock and all other Securities will be issued in compliance with applicable state and federal securities laws. The shares of Purchased Stock and all other Securities have been duly authorized. The shares of Purchased Stock will be validly issued and delivered, fully paid and non-assessable, and free from restrictions on transfer except as set forth in this Agreement and pursuant to applicable securities laws as of the Closing Date. All of the Securities (other than the Purchased Stock), when and if issued in accordance with this Agreement, the Restated Note, the Note Purchase Agreement, the Series D Certificate of Designation, and the Series E Certificate of Designation, as the case may be, will be validly issued and delivered, fully paid and non-assessable, and free from restrictions on transfer except as set forth in this Agreement, the Restated Note, the Note Purchase Agreement, the Series D Certificate of Designation, or the Series E Certificate of Designation, as the case may be, and pursuant to applicable securities laws.

               (c) Except for (i) the Conversion Stock relating to the Series D Preferred Stock, (ii) the issuance of Series E Preferred Stock and the issuance of Series E Conversion Stock, (iii) the issuance, sale or grant of rights to purchase (including options and warrants) aggregating up to 990,983 shares of Common Stock to key employees and directors of the Company outstanding on the date hereof, (iv) warrants relating to an aggregate of 328,900 shares of Common Stock outstanding on the date hereof and (v) for 77,520 shares of Common Stock currently issuable upon conversion of the Company's outstanding Series C Preferred Stock, the Company has not become subject to, any commitment or obligation, either absolute or conditional, to issue, deliver or sell, or cause to be issued, delivered or sold, under offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, options, calls, conversion rights or otherwise, any shares of the capital stock or other securities of the Company including securities or obligations convertible into or exchangeable for any shares of capital stock, other equity securities or ownership interests, upon payment of any consideration or otherwise. Except as provided in this Agreement, the Company is not a party or subject to any agreement or understanding, and, to the Company's Knowledge, there is no agreement or understanding between any Persons and/or entities, that affects or relates to the voting or giving of written consents with respect to any of the Company's voting securities.

          4.3  SUBSIDIARIES.
               ------------

               (a) Schedule 4.3 sets forth a correct and complete list of: (i)
                   ------------
the name, number of shares, partnership interests or other equity interests held, and percentage ownership by the Company in each corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, any equity interest in the capital stock thereof, any partnership interest, or any other equity interest therein (individually a "Subsidiary" and collectively "Subsidiaries".) Except as specifically set forth in Schedule 4.3, the Company
                                                     ------------
owns of record and beneficially all of the outstanding capital stock of each of the Subsidiaries free and clear of all Liens. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is entitled to own, lease or operate the properties and assets it now owns, leases or operates, and is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing, or group of the foregoing, would have a Material Adverse Effect on such Subsidiary. The shares of capital stock of each Subsidiary shown in Schedule 4.3 to be issued and outstanding have been validly
                    ------------
authorized and issued and are validly outstanding, fully paid and non-assessable. No Subsidiary holds shares of its capital stock in its treasury, and there are not outstanding (i) any options, warrants or other rights with respect to the capital stock of any of the Subsidiaries, (ii) any securities convertible into or exchangeable for shares of such stock or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of any of them. The Company has provided or made available to the Investor copies of the certificates of incorporation, articles of incorporation, partnership agreements, limited liability company operating agreements, joint venture agreements, or other governing documents with respect to each Subsidiary.

               (b) The Company's wholly-owned Subsidiary, EPIC/Alliance of Texas, Inc., a Texas corporation, has purchased all partnership units previously owned by any other Person in EPIC/Alliance of North Texas, Ltd., a Texas limited partnership, and is currently the sole owner of all units of such partnership. EPIC/Alliance of North Texas, Ltd., has been terminated by operation of law in accordance with Texas law. Neither the Company nor any Subsidiary is a party to any partnership or joint venture other than the Georgia Magnetic Imaging Center Limited Partnership.

          4.4  AUTHORIZATION.
               -------------

               (a) The Company has all corporate and other requisite authority to execute, deliver and carry out and perform its obligations under the terms of this Agreement and the other agreements referred to herein, and all of the transactions contemplated hereunder and thereunder, including the sale and issuance of the Securities. The execution and delivery of this Agreement and the other agreements referred to herein, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company and, except as set forth herein, no other approval is required for the performance by the Company of its obligations hereunder, or thereunder. This Agreement and the other agreements referred to herein have been, and at Closing will be, duly executed and delivered by the Company.

               (b) This Agreement and the other agreements referred to herein, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

               (c) The Board of Directors of the Company, at a meeting duly called and held or by a unanimous written consent, has in light of and subject to the terms and conditions set forth herein, (i) determined that this Agreement, the other agreements referred to herein, and the transactions contemplated hereby and thereby, taken together, are in the best interest of the Company and its shareholders and (ii) approved this Agreement, the other agreements referred to herein, and the transactions contemplated hereby and thereby. All required notices to, and approvals and consents of, the Company's shareholders for this Agreement and the other agreements referred to herein, and the consummation of the transactions contemplated hereby and thereby, have been validly given and obtained.

          4.5  GOVERNMENTAL AND OTHER CONSENTS; NO VIOLATION.  No consent,
               ---------------------------------------------
approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other Person is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Agreement or the other agreements referred to herein or the offer, sale or issuance of the Securities, except as may be required under applicable state "blue sky" laws. The execution, delivery and performance by the Company of this Agreement, the issuance of the Purchased

Stock and the other Securities, and the consummation of the other transactions contemplated hereby, do not and will not (a) violate any provision of the Company's Certificate of Incorporation or Bylaws as currently in effect, (b) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or, except for consents that have been obtained and are in full force and effect, require the approval or consent of any Person pursuant to, any Contractual Obligation of the Company, or (c) result in the creation or imposition of any Lien upon any asset of the Company.

          4.6  LITIGATION.  There is no action, suit, claim, arbitration,
               ----------
litigation, legal, administrative or other proceeding, or investigation (by any Governmental Authority or otherwise) pending against or affecting the Company, any Subsidiary or the assets, products or business of any of them or, to the Knowledge of the Company, any basis therefor or threat thereof, other than disputes and claims arising in the ordinary course of the Company's business that could not in the aggregate have a Material Adverse Effect on the Company and its Subsidiaries. Neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or other Governmental Authority. There is no action, suit, claim, arbitration, litigation, legal, administrative or other proceeding, or investigation by the Company or any Subsidiary currently pending or that the Company or any Subsidiary currently intends to initiate. There are no judicial or administrative actions, proceedings or investigations pending or, to the Company's Knowledge, threatened, against the Company, any Subsidiary or any of their respective businesses, assets or products that seek to enjoin, question the validity of, or rescind the transactions contemplated by this Agreement or any of the other agreements referred to herein or otherwise prevent the Company from complying with the terms and provisions of this Agreement or any of such other agreements.

          4.7  FINANCIAL STATEMENTS AND REPORTS.
               --------------------------------

               (a) The financial statements contained in the SEC Reports (collectively, the "Financial Statements") have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with each other (except that the Financial Statements may not contain all footnotes required by GAAP) and fairly present the consolidated financial condition of the Company and the Subsidiaries and the consolidated results of operations as of such dates and for such periods indicated. Since September 30, 1996, there has not been any material adverse change to the financial condition of the Company or any Subsidiary as set forth in the Financial Statements. There are no Liabilities required by GAAP to be disclosed in the Financial Statements that are not disclosed in the Financial Statements. Except as reflected in the Financial Statements, neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other Person. The Company maintains a standard system of accounting established and administered in accordance with GAAP. The Company's accounting policies relating to revenue recognition, reserves, capitalization expense, depreciation and amortization are administered in accordance with GAAP. The general ledger, accounts receivable, accounts payable, bank reconciliations and payroll records of the

Company have been maintained in the ordinary course and contain a correct and complete record of the matters typically contained in records of such nature.

               (b) Schedule 4.7(b) lists all management letters and all other
                   ------------
letters (other than audit letters included in the SEC Documents) delivered to the Company by the Company's independent auditing firm(s) relating to the results of operations, financial statements or internal controls of the Company or any Subsidiary insofar as the same may pertain to the business or assets of the Company and any Subsidiary during any period from and after January 1, 1994.

               (c) Since January 1, 1994, there has been no material disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act")) between the Company and its independent auditing firm(s) concerning any aspect of the manner in which the Company has reported upon the financial condition and results of operations of the business or assets of the Company since such date, that has not been resolved to the satisfaction of the relevant independent auditing firm.

          4.8  PROPRIETARY INFORMATION.  To the Company's Knowledge (which
               -----------------------
for purposes hereof shall not include the knowledge of the applicable officer, director or employee), none of the officers, directors or employees of the Company or any of its Subsidiaries is in violation of any agreement regarding proprietary information and inventions. To the Company's Knowledge (which for purposes hereof shall not include the knowledge of the applicable officer or employee), none of the officers or employees of the Company or any of its Subsidiaries is in violation of any prior employment contract or proprietary information agreement with any Person.

          4.9  REGISTRATION RIGHTS.  Neither the Company nor any Subsidiary
               -------------------
is a party to any agreement or commitment that obligates the Company to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued, except as contemplated hereby.

          4.10 CONTRACTS.
               ---------

               (a) "Current Customer" means any Person from whom the Company or any Subsidiary has recognized revenue since January 1, 1995 through the date hereof or to whom the Company or any Subsidiary has any obligation to complete work or honor any contractual warranty or has any obligation or Liabilities. Since January 1, 1996 no Current Customers of the business have canceled or terminated their Contracts, or notified the Company or any Subsidiary in writing or, to the Knowledge of the Company or any Subsidiary, orally, of their specific intent to cancel or terminate their contract, except any such cancellations, terminations or notifications that in the aggregate could not have a Material Adverse Effect (taking into account revenue generated from replacement customers) on the Company and its Subsidiaries.

               (b) Schedule 4.10(b) contains a correct and complete list of all
                   ----------------
agreements, contracts, indebtedness, liabilities and other obligations to which the Company or any Subsidiary is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company or any Subsidiary in excess of $500,000 annually or $2,000,000 in the aggregate, which obligate the Company or any Subsidiary to share, license or develop any product or technology, or which involve transactions or proposed transactions between the Company and any Subsidiary on the one hand, and the officers, directors, Affiliates or any Affiliate of the Company or any Subsidiary, on the other hand (collectively, the "Material Contracts"), excluding any such Material Contracts that are contracts
 ------------------
with Current Customers.

               (c) The Company and the Subsidiaries have in all material respects performed, and are now performing in all material respects, the obligations under, and are not in default (or to the Company's Knowledge, would by the lapse of time and/or the giving of notice or otherwise be in default) in respect of, any of the Material Contracts. To the Company's Knowledge, each of the Material Contracts is in full force and effect and is a valid and enforceable obligation against the Company or a Subsidiary, as applicable, and the other party thereto, in accordance with its terms.

          4.11 ABSENCE OF CHANGES.  Since January 1, 1996, except as reflected
               ------------------
in the Financial Statements or the SEC Documents, neither the Company nor any Subsidiary has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock;
(ii) incurred any indebtedness for money borrowed other than in the ordinary course or any other Liabilities other than in the ordinary course; (iii) made any loans or advances to any Person (other than advances for business or travel expenses) or guaranteed the obligations of any Person; (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale, exchange or other disposition of its equipment and services in the ordinary course of business consistent with past practice; (v) incurred any change in the assets, Liabilities, financial condition, operating results, prospects or business of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business consistent with past practice that have not been, in the aggregate, materially adverse; (vi) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted); (vii) waived a valuable right or a debt owed to it, except in the ordinary course of business consistent with past practice; (viii) satisfied or discharged any Lien, claim or encumbrance or payment of any obligation, except in the ordinary course of business consistent with past practice and that is not material to the assets, properties, financial condition, operating results, prospects or business of the Company or any Subsidiary (as such business is presently conducted and as it is proposed to be conducted); (ix) agreed to or made any material change or amendment to any Material Contract, except in the ordinary course of business consistent with past practice; (x) made any material change in any compensation arrangement or agreement with any employee; (xi) permitted or allowed any of its assets to be subjected to any material Lien, other than Liens on equipment in the ordinary course of business consistent with past practice; (xii) written up the value of any inventory, notes or accounts receivable, or other assets; (xiii) licensed, sold transferred, pledged, modified, disclosed, disposed of or permitted to lapse any right to the use of any Intellectual Property Right;
(xiv) made any change in any method of accounting or accounting practice or any change in depreciation or amortization policies or rates previously adopted;
(xv) paid, lent or advanced any amount to, or sold, transferred or leased any assets to, or entered into any agreement or arrangement with, any of its Affiliates, except for directors' fees, and employment compensation to officers;
(xvi) made capital expenditures or commitments therefor, other than such capital expenditures or commitments made in the ordinary course consistent with past practice and not exceeding, in the aggregate, Thirty Million Dollars ($30,000,000) for the period from September 30, 1996 through the Closing Date; and (xvii) to the Company's Knowledge, incurred or suffered any other event or condition of any character that could reasonably be expected to result in a Material Adverse Effect to the Company or any Subsidiary.

          4.12 INTELLECTUAL PROPERTY.  The Company and each of the Subsidiaries
               ---------------------
owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, technology, software, trade secrets, know-how and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

          4.13 COMPLIANCE WITH OTHER INSTRUMENTS.  Neither the Company nor
               ---------------------------------
any Subsidiary is in violation or default of any provisions of its Charter or Bylaws (the "Charter Documents"), or of any provision of Applicable Law.
             -----------------
Neither the Company nor any Subsidiary is in violation or default of any instrument, judgment, order, writ, decree or oral or written contract or other agreement to which it is a party or by which it is bound, except with respect to any such defaults which could not have a Material Adverse Effect on the Company or the relevant Subsidiary, as the case may be. The execution, delivery and performance of this Agreement and the other agreements referred to in this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in conflict with any provision of the Charter Documents or Applicable Law, or any instrument, judgment, order, writ, decree, contract or other agreement, and will not be an event that results in the creation of any Lien upon any assets of the Company or any Subsidiary or constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company or any Subsidiary is entitled, under any contract or any license, franchise, permit or similar authorization relating to the Company or any Subsidiary or by which its business or assets may be bound.

          4.14 COMPLIANCE WITH LAW; APPROVALS.
               ------------------------------

               (a) The operations of the Company and its Affiliates have been and will continue to be conducted in accordance with all Applicable Laws, including, without limitation, all such laws, regulations, orders and requirements promulgated by any Governmental Authority or relating to consumer protection, equal opportunity, health care industry regulation, third party reimbursement (including Medicare and Medicaid), environmental protection, fire, zoning and building and occupational safety matters, except for violations that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a Material Adverse Effect on the Company or any Subsidiary.

               (b) Neither the Company nor any Affiliate has received notice of any violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of any violation ) of any Applicable Law, or is in material default with respect to any Applicable Law, and to the best Knowledge of the Company and all Affiliates, no investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of violation of any Applicable Law is threatened or contemplated.

               (c) Neither the Company nor any Affiliate has any Knowledge of any proposed change in any Applicable Law that would materially adversely affect the transactions contemplated by this Agreement or all or any material part of the assets or business of the Company or any Affiliate.

               (d) Each of the Company and its Affiliates has, and all professional employees or agents of each of the Company and its Affiliates have, all licenses, franchises, permits, authorizations, including certificates of need, or approvals from all Governmental Authorities ("Approvals") required for the conduct of the business of each of the Company and its Affiliates and the occupancy and operation, for its present uses, of the real and personal property which each of the Company and its Affiliates owns or leases, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on any of the Company or any Affiliate, and neither the Company nor any Affiliate or the professional employees or agents of either is in violation of any such Approval or any terms or conditions thereof, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect on any of the Company or any Affiliate. Each of the Company and its Affiliates has all Approvals required for the conduct of the business of each of the Company and its Affiliates and the occupancy and operation, for its present uses, of the real and personal property which each of the Company and its Affiliates owns or leases, and neither the Company nor any Affiliate is in violation of any such Approval or the terms or conditions thereof.

               (e) Schedule 4.14(e) sets forth a true and complete list of all
                   ----------------
Approvals issued or granted to each of the Company and any Affiliate (excluding any licenses granted to any natural person); such list contains a summary description of each such item and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof.

               (f) All such Approvals are in full force and effect, have been issued to and fully paid for by the holder thereof and, to the Knowledge of each of the Company and its Affiliates, no suspension or cancellation thereof has been threatened.

               (g) No such Approvals will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

          4.15 TITLE TO ASSETS.  The Company and the Subsidiaries have good
               ---------------
and valid title to or a valid leasehold interest in all of the material tangible assets owned or leased by them, or otherwise used in or pertaining to the business of the Company and the Subsidiaries as presently conducted, including all material tangible assets reflected in the Company's most recent balance sheet included in the Financial Statements and all material tangible assets purchased or otherwise acquired by the Company or any Subsidiary since the date of such balance sheet (except for properties and assets sold since such date in the ordinary course consistent with past practice). None of such material tangible assets is subject to any material Lien except for Permitted Encumbrances.

          4.16 PLANT, PROPERTY, AND EQUIPMENT.  To the Company's Knowledge,
               ------------------------------
the Leased Real Property, and other plant, property, equipment, leasehold improvements and other material tangible assets of the business, conform in all material respects with Applicable Law; are structurally sound with no material defects; are in good operating condition and repair (ordinary wear and tear excepted); and are adequate in all material respects for the purposes for which they are being used.

          4.17 ACCOUNTS AND NOTES RECEIVABLE.  Except to the extent of
               -----------------------------
applicable reserves for doubtful accounts and contract reserves shown on the Company's most recent balance sheet included in the Financial Statements, all of the accounts, notes and other receivables owed to the Company or any Subsidiary as of the date hereof or thereafter acquired or arising prior to the Closing Date, constitute, and as of the Closing Date will constitute, valid and enforceable claims (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto) arising from bona fide transactions on the part of the Company and the Subsidiaries and, to the Company's Knowledge, bona fide transactions for parties other than the Company and the Subsidiary in the ordinary course, and there are no claims, refusals to pay or other rights of set-off against any thereof (other than ordinary course disputes that could not in the aggregate have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole). None of such accounts is pledged to any third party. The reserve for doubtful accounts shown on the Company's most recent balance sheet included in the Financial Statements is in accordance with GAAP.

          4.18 INDEBTEDNESS.  Schedule 4.18 sets forth a true and complete
               ------------   -------------
list of all indebtedness of the Company or any Subsidiary for borrowed money as of March 1, 1997.

          4.19 REAL PROPERTY.
               -------------

               (a) No Owned Real Property.  Neither the Company nor any
                   ----------------------
Subsidiary has or has ever had any fee or other direct or indirect ownership interest in any real property.

               (b) Leased Real Property Agreements.  Schedule 4.19(b) sets forth
                   -------------------------------   ----------------
a true and complete list of all Leased Real Property and a list of all of the agreements (as amended) to which the Company or any Subsidiary is a party relating thereto (the "Lease Agreements"). To the Company's Knowledge, all the Lease Agreements are in full force and effect and are valid and enforceable against the other parties thereto in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto). Neither the Company nor any Subsidiary is in default under any of the Lease Agreements. To the Company's Knowledge, no other Person party to the Lease Agreements is in default under any of the Lease Agreements. There are no other agreements that concern any right, title or interest in or to the Leased Real Property or grant to a third party the right to occupy the premises used in the business, other than Permitted Encumbrances. The Closing will not affect the rights to the continued use and possession of the Leased Real Property on the terms and conditions specified in the Lease Agreements for the purposes for which such property is now used in the business.

               (c) Leases of Real Property to Others.  To the Company's
                   ---------------------------------
Knowledge, no Leased Real Property is subject to any lease or other right of use of possession by any Person other than the Company or a Subsidiary.

               (d) Legal Proceedings Affecting Property.  To the Company's
                   ------------------------------------
Knowledge, there is not: (i) any planned public improvement that will result in any charge being levied or assessed against any Leased Real Property or that would create any encumbrance upon such property, (ii) any condemnation proceeding with respect to any Leased Real Property, (iii) any proposal by a tax authority to change materially the assessed value or assessment rates of any Leased Real Property, or (iv) any other claim, suit, proceeding, order or demand of any Governmental Authority or any Persons that could have a material adverse impact on the value, right to develop, use or condition of any Leased Real Property.

               (e) Disputes.  There is no currently pending material claim,
                   --------
dispute or controversy with respect to any of the Lease Agreements. To the Company's Knowledge, no Person has raised any material claim, dispute or controversy with respect to any of the Lease Agreements since January 1, 1995.

          4.20 EMPLOYEE PLANS AND ARRANGEMENTS.
               -------------------------------

               (a) There are no employment, consulting, change of control, severance pay, continuation pay, termination pay, loans, guarantees or indemnification agreements or other similar agreements of any nature whatsoever (collectively, "Employment Agreements") between the Company, on the one hand, and any current or former shareholder, officer, director, employee or Affiliate of the Company or any consultant or agent of the Company, on the other hand, that, as a direct result of the transactions contemplated by this Agreement, (i) will require any payment by the Company or any consent or waiver from any shareholder, officer, director, employee or Affiliate of the Company or any consultant or agent of the Company, or (ii) will result in any change in the nature of any rights of any shareholder, officer, director, employee or Affiliate of the Company or any consultant or agent of the Company under any such Employment Agreement or other similar agreement (including, without limitation, any accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits, or additional or accelerated vesting).

               (b) Schedule 4.20(b) sets forth all Employee Benefit Plans and
                   ----------------
Benefit Arrangements of the Company and each Subsidiary that are currently in effect.

               (c) Neither the Company nor any of its ERISA Affiliates sponsors or has sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan (whether or not terminated).

               (d) Neither the Company nor any of its ERISA Affiliates sponsors or has sponsored, maintained, contributed to, or incurred an obligation to contribute to any Multiemployer Plan or Multiple Employer Plan (whether or not terminated).

               (e) No agreement, commitment or obligation exists to increase benefits under any Benefit Plan or to adopt any new Benefit Plan. Further, no individual will accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Benefit Plan, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the transactions contemplated by this Agreement, and the Company is not a party to any agreement or arrangement that could result in the payment of any such benefits or payments.

               (f) No Employee Benefit Plan has participated in, engaged in or been a party to any Prohibited Transaction, and neither the Company nor any of its ERISA Affiliates has had asserted against it any claim for any excise tax or penalty imposed under ERISA or the Code with respect to any Employee Benefit Plan nor, to the knowledge of the Company, is there a basis for any such claim. No officer, director or employee of the Company or any ERISA Affiliate has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan, with respect to which breach the Company is or could be directly or indirectly liable.

               (g) Other than routine uncontested claims for benefits, there is no claim pending involving any Benefit Plan by any Person against such plan or the Company or any ERISA Affiliate, nor, to the knowledge of the Company, is any such claim threatened. There is no pending or to the knowledge of the Company, threatened, Proceeding involving any Employee Benefit Plan before the Internal Revenue Service, the United States Department of Labor or any other Governmental Authority.

               (h) There is no material violation of any reporting or disclosure requirement imposed by ERISA or the Code with respect to any Employee Benefit Plan.

               (i) Each Benefit Plan has been maintained in all material respects, by its terms and in operation, in accordance with both its plan documents and with ERISA, the Code and all other Applicable Laws. The Company and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Benefit Plan and Applicable Law or required to be paid as expenses or benefits under such Benefit Plan, and has made adequate provision for reserves to satisfy contributions and payments not yet made because they are not yet due under the terms of the Benefit Plan or Applicable Law. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is and has always been so qualified, and either has received a favorable determination letter with respect to such qualified status from the IRS or has filed a request for such a determination letter with the IRS within the remedial amendment period such that such determination of qualified status will apply from and after the effective date of any such Employee Benefit Plan.

               (j) With respect to any Group Health Plans maintained by the Company or its ERISA Affiliates, whether or not for the benefit of the Company's employees, the Company and its ERISA Affiliates have complied in all material respects with the provisions of COBRA. The Company is not obligated to provide health care benefits of any kind to its retired or former employees or their dependents pursuant to any agreement or understanding.

               (k) Except pursuant to the provisions of COBRA, neither the Company nor any ERISA Affiliate maintains any Employee Benefit Plan that provides benefits described in Section 3(1) of ERISA to any former employees or retirees, or the beneficiaries of any of them, of the Company or its ERISA Affiliates.

               (l) The Company has made available to the Investor a copy of (i) the three (3) most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Employee Benefit Plan other than Multiemployer Plans. All information provided by the Company, as applicable, to any individual in connection with the preparation of any such opinion or report was true, correct and complete in all respects.

               (m) Each Benefit Plan can be amended or terminated at any time without approval from any Person, without advance notice, and without any liability other than for benefits accrued prior to such amendment or termination.

               (n) In connection with any Employee Pension Benefit Plan currently maintained by the Company or any ERISA Affiliate, (i) there have been no accumulated funding deficiencies (within the meaning of Code Section 412), whether or not waived, (ii) there have been no reportable events (within the meaning of ERISA Section 4043(b)), and (iii) no circumstances exist that would warrant a termination of any such plan by the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4042. No Employee Pension Benefit Plan has been terminated within the last five years in other than a standard termination under Section 4041(b) of ERISA and all liabilities under such plans have been adequately and properly discharged.

          4.21 EMPLOYEES.
               ---------

               (a) Neither the Company nor any Subsidiary has or has ever had any employees represented by collective bargaining agents.

               (b) The Company and each Subsidiary has complied in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. Neither the Company nor any Subsidiary has or could reasonably be expected to have any material Liability to any former employee or individual who provided services to the Company in a capacity other than as an employee in circumstances where such Liability arises or would arise under the express terms of a Benefit Plan. No charges of employment or labor law violations exist or, to the Company's Knowledge, are threatened, before any Governmental Authority concerning any current, prospective or former employees or independent contractors of the Company or any Subsidiary, and no valid basis exists for any such charge.

               (c) There is no strike, labor dispute, work slowdown or work stoppage actually pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of its key subcontractors or suppliers. No collective bargaining representation petition is pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary.

          4.22 INSURANCE.  Each of the Company and each Subsidiary has in
               ---------
full force and effect and will maintain (i) insurance on its assets and activities of a type customarily insured, covering property damage and loss of income by fire or other casualty, in amounts customary for companies similarly situated as the Company or the Subsidiary, as the case may be, and (ii) insurance protection against all Liabilities, claims and risks against which, and in such amounts as, are customary for companies similarly situated as the Company to insure.

          4.23 ENVIRONMENTAL COMPLIANCE.
               ------------------------

               (a) The Company and each Subsidiary has obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of any Governmental Authority, or from any other Person, that are required under any Environmental Law and relate to its business, its assets or its products. Schedule 4.23(a) sets forth (i) all permits, licenses
                         ----------------
and other authorizations issued under any Environmental Law to the Company or any Subsidiary relating to its business, its assets or its products and (ii) a description and good faith estimate by the Company of the costs of all capital expenditures that may be necessary to maintain or continue to be qualified for each such permit, license or other authorization.

               (b) The Company and each Subsidiary is in compliance in all material respects with all terms and conditions of all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of any Governmental Authority (and all other Persons) required under all Environmental Laws and used in its business or that relate to its assets, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.

               (c) There is no pending or, to the Company's Knowledge, threatened, proceeding, citation or notice of violation under any Environmental Law relating to the Company or any Subsidiary, or any of the equipment, business or assets of the Company or any Subsidiary.

               (d) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that may interfere with or prevent continued compliance by the Company or any Subsidiary with any Environmental Law, or that may give rise to any Liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (1) under any Environmental Law, (2) based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release of any Hazardous Material, or (3) resulting from exposure to workplace hazards.

               (e) Neither the Company nor any Subsidiary is required to make any capital or other expenditures to comply with any Environmental Law nor is there any reasonable basis on which any Governmental Authority could take any action that would require any such capital expenditures.

          4.24 NO UNDISCLOSED LIABILITIES.  There are no Liabilities of the
               --------------------------
Company or any Subsidiary required to be reflected on a balance sheet prepared in accordance with GAAP except: (a) Liabilities accrued or reserved on the Financial Statements; and (b) Liabilities incurred in the ordinary course of business since the most recent Financial Statement that are not individually or in the aggregate material to the Company or any Subsidiary.

          4.25 TAXES.
               -----

               (a) All Company Tax Returns have been properly and timely filed and all such Tax Returns are correct and complete in all material respects. Each affiliated group with which any of the Company and its Subsidiaries files a consolidated or combined Tax Return has filed all such Tax Returns that it was required to file for each taxable period during which any of the Company and its Subsidiaries was a member of the group. All such consolidated and combined Tax Returns were correct and complete in all material respects.

               (b) All Taxes due and payable by the Company and/or its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full. All income Taxes owed by any affiliated group with which any of the Company and its Subsidiaries files a consolidated or combined Tax Return (whether or not shown on any Tax Return) have been paid for each taxable period during which any of the Company and the Subsidiaries was a member of the group.

               (c) There is no (nor is there any pending request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of, or statute of limitations regarding, any Taxes or the filing of any Tax Returns that is currently in effect and no power of attorney granted by or with respect to the Company or any Subsidiary with respect to any Tax matter is currently in force.

               (d) There is no pending audit, examination or investigation with respect to any Company Tax Returns, nor is there pending any notice of the initiation thereof; there is no action, suit, proceeding (administrative or court), claim, demand, deficiency or additional assessment pending or, to the Knowledge of Company, threatened with respect to any Company Tax Returns.

               (e) The Company and its Subsidiaries have withheld all Taxes required to have been withheld and paid by them on their behalf in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and such withheld Taxes have either been duly paid to the proper Governmental Authority or set aside in accounts for such purpose.

               (f) None of the Company and its Subsidiaries (A) has been a member of any affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) and (B) has any liability for the Taxes of any Person as defined in Section 7701(a)(1) of the Code (other than the Company and its Subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign tax), as a transferee or successor, by contract, or otherwise.

               (g) The charges, accruals and reserves for Taxes (including deferred Taxes) currently reflected on the Financial Statements in accordance with GAAP are adequate to cover all unpaid Taxes accruing or payable by the Company and its Subsidiaries in respect of taxable periods that end on or before the Closing Date and for any taxable periods that begin before the Closing Date and end thereafter to the extent such Taxes are attributable to the portion of such period ending on the Closing Date (determined under the closing of the books method of allocation).

               (h) Neither the Company nor any Subsidiary has agreed, requested, or been requested to make, or is required to make, any adjustment to taxable income for any taxable period after the Closing under Section 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reasons of a change in accounting method or otherwise.

               (i) There are no encumbrances (other than Permitted Encumbrances) on any asset or property of the Company or any Subsidiary arising out of, connected with, or related to any Tax imposed on the Company, its Subsidiaries, or any of their businesses or properties.

               (j) The Company is not a party to, is not bound by, and has no obligation (or potential obligation) under any Tax Agreement.

               (k) Neither the Company nor any Subsidiary is a party to any agreement with an Affiliate relating to a foreign sales corporation or "FSC" within the meaning of Section 922 of the Code; or a domestic international sales corporation or "DISC" within the meaning of Section 992 of the Code.

               (l) All Tax years (or periods) with respect to the Federal income Tax Liabilities of the Company, and its assets or operations are closed.

               (m) Other than the elections made in the Tax Returns provided to or made available to the Investor, no agreement, consent, or election for foreign, Federal, state or local tax purposes that would affect or be binding on the Company or any Subsidiary after the Closing has been filed or entered into by the Company or any Subsidiary. No consent has been filed with respect to the Company or any Subsidiary under Section 341(f) of the Code.

               (n) Schedule 4.25 lists all federal, state, local, and foreign
                   -------------
Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit, other than (i) Tax Returns relating to closed years, and (ii) Tax Returns that have been audited, where such audit did not result in any material change in any tax due from Company or any Subsidiary to any Governmental Authority. Correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since January 1, 1995 have been delivered or made available to Investor.

          4.26 NO RESEARCH GRANTS.  Neither the Company nor any of its
               ------------------
Subsidiaries since inception has provided any research, educational or study grants or other financial support of any kind to any hospital, physician, or health care provider.

          4.27 CERTAIN REGULATORY MATTERS.  Neither the Company nor any of
               --------------------------
its Subsidiaries since inception has received notice that the Company or any Subsidiary has been, or to the Company's knowledge has been, the subject of any investigative proceeding before any federal or state regulatory authority or the agent of any such authority, including without limitation federal and state health authorities.

          4.28 TRANSACTIONS WITH AFFILIATES.  Except for regular salary
               ----------------------------
payments and fringe benefits under an individual's compensation package with the Company or any Subsidiary, none of the officers, employees, directors or other Affiliates of the Company or any Subsidiary or members of their families is a party to any agreements, understandings, indebtedness or proposed transactions with the Company or any Subsidiary or is directly interested in any Contract with the Company or any Subsidiary. Neither the Company nor any Subsidiary has guaranteed or assumed any obligations of their respective officers, directors, employees or other Affiliates, or members of any of their families. To the Company's Knowledge, none of such Persons has any direct or indirect ownership interest in any firm or entity with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any entity that competes with the

Company or any Subsidiary, other than publicly traded companies that may compete with the Company or any Subsidiary.

          4.29 REPORTS; SEC DOCUMENTS.  All material reports, documents and
               ----------------------
notices required to be filed, maintained or furnished with or to any Governmental Authority by the Company or any Subsidiary have been so filed, maintained or furnished. All such reports, documents and notices were complete and correct in all material respects on the date filed (or were corrected in or superseded by a subsequent filing such that no Liabilities exist with respect to the original filing, maintenance or furnishing thereof). The Company has heretofore furnished to or made available to the Investor complete copies of all registration statements, reports and proxy statements, including amendments thereto, filed with the Securities and Exchange Commission (the "SEC") since January 1, 1995 and prior to the date of this Agreement (collectively, the "SEC Documents"). None of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

          4.30 DISCLOSURE.  Neither this Agreement nor the other agreements
               ----------
referred to in this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

          4.31 BROKERS.  Neither the Company nor any Subsidiary has dealt
               -------
with, or incurred liability for a fee to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions.

          4.32 CERTAIN ADDITIONAL REGULATORY MATTERS.  Neither the Company
               -------------------------------------
nor any Affiliate, nor the officers, directors, employees or agents of any of the Company or any Affiliate, and none of the Persons who provide professional services under agreements with any of the Company or any Affiliate as agents of such entities have engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, under (S)(S) 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal Civilian Health and Medical Plan of the Uniformed Services statute ("CHAMPUS"), or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which the Company or any of its Affiliates seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities:

               (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

               (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

               (c) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program that is (i) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (ii) for an item or service and the Person presenting knows or should know that the claim is false or fraudulent;

               (d) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or any other State Health Care Program or any Federal Health Care Program, or (iii) in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, of any good, facility, service, or item for which payment may be made in whole or in party by CHAMPUS, Medicare or Medicaid or any other State Health Care Program or any Federal Health Care Program; or

               (e) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program certification or any Federal Health Care Program certification, or (ii) information required to be provided under (S) 1124(A) of the Social Security Act ("SSA") (42 U.S.C. (S) 1320a-3).

          4.33 MEDICARE/MEDICAID PARTICIPATION.  Neither the Company nor any
               -------------------------------
other Person who after the Closing will have a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. (S) 1001.1001(a)(2)) in the Company or any Affiliate of 5% or more (other than Investor), or who will have an ownership or control interest (as defined in SSA (S) 1124(a)(3), or any regulations promulgated thereunder) in the Company or any Affiliate (other than Investor), or who will be an officer, director, agent (as defined in 42 C.F.R.
(S) 1001.1001(a)(2)), or managing employee (as defined in SSA (S) 1126(b) or any regulations promulgated thereunder) of the Company or any Affiliate and (ii) to the best Knowledge of the Company and any Affiliate, no Person or entity with any relationship with such entity (including without limitation a parent company or shareholder of, or partner in an Affiliate) who after the Closing will have an indirect ownership interest (as that term is defined in 42 C.F.R. (S) 1001.1001(a)(2)) in the Company or any Affiliate of 5% or more (other than Investor): (1) has had a civil monetary penalty assessed against it under (S) 1128A of the SSA or any regulations promulgated thereunder; (2) has been excluded from participation under the

Medicare program or a state health care program as defined in SSA (S) 1128(h) or any regulations promulgated thereunder ("State Health Care Program") or a federal health care program as defined in SSA (S) 1128B(f) ("Federal Health Care Program"); or (3) has been convicted (as that term is defined in 42 C.F.R. (S) 1001.2) of any of the following categories of offenses as described in SSA (S) 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder:

               (a) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program or any Federal Health Care Program;

               (b) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

               (c) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency;

               (d) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in (a) through (c) above; or

               (e) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

          5.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.  The Investor
               ----------------------------------------------
represents and warrants to the Company as follows:

          5.1  ACCREDITED INVESTOR.  The Investor is an "accredited investor"
               -------------------
as defined by the SEC's Rule 501 under the Securities Act.

          5.2  INVESTMENT INTENT.  The Investor is acquiring the Purchased
               -----------------
Stock, and will acquire the other Securities, as applicable, for its own account or one of its affiliates, and not with a present view to, or for sale in connection with any, distribution thereof, provided that the disposition of the Investor's property shall at all times be and remain within its control.

          5.3  CERTAIN SECURITIES LAW ISSUES.  The Investor understands that
               -----------------------------
the shares of Purchased Stock and the other Securities are or will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

          5.4  AUTHORIZATION.  All corporate action on the part of the Investor
               -------------
necessary for the authorization, execution, delivery and performance by the Investor of this Agreement and the other agreements referred to in this Agreement, the purchase of the shares of Purchased Stock, and the performance of all of the Investor's obligations hereunder and thereunder have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Investor, will constitute a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and general principles of equity regardless of whether applied in a proceeding in equity or at law. This Agreement and the other agreements referred to herein have been, and at Closing will be, duly executed and delivered by the Investor.

          5.5  BROKERS.  The Investor has not dealt with, or incurred Liability
               -------
for a fee to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions.

     6.   CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING. The obligations
          -----------------------------------------------
of the Investor to purchase and pay for the shares of Purchased Stock and the other obligations of the Investor under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in writing in whole or in part by the Investor:

          6.1  REPRESENTATIONS AND WARRANTIES.  On the date of the Closing,
               ------------------------------
the representations and warranties of the Company contained in Section 4 shall be true and correct in all respects with the same force and effect as though such representations and warranties had been made at and as of the time of Closing, except to the extent that any changes therein are specifically contemplated by this Agreement.

          6.2  PERFORMANCE.  The Company shall have performed and complied
               -----------
with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing.

          6.3  NO INJUNCTION.  There shall not be in effect any order, decree or
               -------------
injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

          6.4  QUALIFICATIONS; LEGAL INVESTMENT.  All authorizations, approvals,
               --------------------------------
or permits, if any, of any Governmental Authority or any other Person that are required in connection with the lawful sale and issuance of the shares of the Purchased Stock and the consummation of the transactions contemplated by this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the shares of the Purchased Stock or the proposed issuance of the Conversion Stock relating thereto shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company and the Investor, threatened by the SEC, the California Commissioner of Corporations or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the shares of Purchased Stock and the Conversion Stock relating thereto shall be legally permitted by all laws and regulations to which the Company and the Investor are subject.

          6.5  COMPLETION OF REVIEW OF THE COMPANY.  The Investor shall have
               -----------------------------------
completed and been satisfied in its sole discretion with its review of the business, operations, properties, assets, liabilities, prospects and condition, financial and otherwise, of the Company and the Subsidiaries.

          6.6  CERTIFICATES OF DESIGNATION.  The Company shall have adopted
               ---------------------------
and duly filed with the Secretary of State of Delaware the Series D Certificate of Designation in the form set forth in Exhibit C to this Agreement. The
                                        ---------
Company shall adopt and duly file with the Secretary of State of Delaware the Series E Certificate of Designation in the form set forth in Exhibit D to this
                                                             ---------
Agreement.

          6.7  CLOSING DOCUMENTS.  The Company shall have delivered to the
               -----------------
Investor, unless waived in writing by the Investor:

               (a) copies (certified by the Secretary of the Company) of the resolutions duly adopted by the Board of Directors of the Company, authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby;

               (b) a copy (certified by the Secretary of the State of Delaware) of the Certificate of Incorporation as amended through the date of the Closing and a copy (certified by the Secretary of the Company) of the Company's Bylaws as amended through the date of the Closing; and

               (c) an executed copy of the Restated Note;

               (d) an executed copy of the Eleventh Amendment;

               (e) such other documents relating to the transactions contemplated by this Agreement as the Investor or the Investor's counsel may reasonably request.

          6.9  OPINIONS OF COMPANY CORPORATE AND REGULATORY COUNSEL.  The
               ----------------------------------------------------
Investor shall have received the opinion of Irell & Manella LLP, corporate counsel to the Company, in the form set forth as Exhibit E hereto. The Investor
                                                 ---------
shall have received the opinions of Reed, Smith Shaw & McClay and Anderson, Walker & Reichert, regulatory counsel to the Company, in the forms set forth respectively as Exhibit F-1 and Exhibit F-2 hereto.
                -----------     -----------

          6.10 MATERIAL ADVERSE CHANGES.  Since the date of the Bridge Loan
               ------------------------
Agreement, there shall not have been any material adverse change in the Company or any Subsidiary, and no event (including a breach of any agreement to which the Company or any

Subsidiary is a party) shall have occurred, that may, in the sole judgment of the Investor, result in such a material adverse change.

     7.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.  The obligations
          --------------------------------------------------
of the Company under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in writing in whole or in part by the Company:

          7.1  REPRESENTATIONS AND WARRANTIES.  On the date of the Closing, the
               ------------------------------
representations and warranties of the Investor contained in Section 5 shall be true and correct in all respects with the same force and effect as though such representations and warranties had been made at and as of the time of Closing, except to the extent that any changes therein are specifically contemplated by this Agreement.

          7.2  PERFORMANCE.  The Investor shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Investor on or before the Closing, including payment to the Company of the Purchase Price set forth in
Section 2.2(a) of this Agreement.

          7.3  NO INJUNCTION.  There shall not be in effect any order, decree or
               -------------
injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

          7.4  QUALIFICATIONS; LEGAL INVESTMENT.  All authorizations, approvals,
               --------------------------------
or permits, if any, of any Governmental Authority that are required in connection with the lawful sale and issuance of the shares of Purchased Stock and consummation of the transactions contemplated by this Agreement and the other agreements referred to herein shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the shares of Purchased Stock or the proposed issuance of the Conversion Stock relating thereto shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company or the Investor, threatened by the SEC, the California Commissioner of Corporations or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the shares of the Purchased Stock and the Conversion Stock relating thereto shall be legally permitted by all laws and regulations to which the Company and the Investor are subject.

     8.   COVENANTS.
          ---------

          8.1  BEST EFFORTS.  Subject to the terms and conditions herein
               ------------
provided, the parties agree to use their best commercially reasonable efforts to cause all actions, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement.

          8.2  CONVERSION STOCK.  The Company shall at all times keep available
               ----------------
out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the shares of Series D Preferred Stock and the shares of Series E Preferred Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the shares of Series D Preferred Stock and Series E Preferred Stock from time to time outstanding. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the then outstanding shares of Series D Preferred Stock and Series E Preferred Stock, the Company shall forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          8.3  RESTRICTIVE AGREEMENTS PROHIBITED.  The Company shall not become
               ---------------------------------
a party to any agreement which by its terms violates the terms of this Agreement, the Restated Note, the Note Purchase Agreement (as defined below), the terms of the Series D Preferred Stock as set forth in the Series D Certificate of Designation, or the terms of the Series E Preferred Stock as set forth in the Series E Certificate of Designation.

          8.4 COMPLIANCE WITH ELEVENTH AMENDMENT AND RESTATED NOTE. The Company
              ----------------------------------------------------
will comply in all respects with the terms of the Note Purchase Agreement dated as of April 14, 1989, as amended to the date hereof (including without limitation as amended by the Eleventh Amendment) (the "Note Purchase Agreement") and the Restated Note. Without limiting the foregoing, upon a request by Investor to convert all or a portion of the principal amount of indebtedness owing to the Investor under the Restated Note to Series E Preferred Stock (under the terms and conditions set forth in the Eleventh Amendment, the Restated Note, and the Series E Certificate of Designation), the Company promptly will issue the applicable amount of such Series E Preferred Stock to the Investor.


          8.5  CERTAIN REGULATORY MATTERS.
               --------------------------

               (a) The operations of the Company and its Affiliates will be conducted in accordance with all Applicable Laws, including, without limitation, all such laws, regulations, orders and requirements promulgated by any Governmental Authority or relating to consumer protection, equal opportunity, health care industry regulation, third party reimbursement (including Medicare and Medicaid), environmental protection, fire, zoning and building and occupational safety matters, except for violations that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a Material Adverse Effect on the Company or any Subsidiary.

               (b) Without limiting the generality of the foregoing, the operations of the Company and its Affiliates will be conducted in accordance with all laws, regulations, orders and requirements relating to health care industry regulation and third party reimbursement (including Medicare and Medicaid).

               (c) Without limiting the generality of the foregoing, the Company and all Affiliates shall comply in all material respects with all directives, orders, instructions, bulletins and other announcements received from third party payors and their agents (including without limitation Medicare carriers and fiscal intermediaries) regarding participation in third party payment programs, and including without limitation preparation and submission of claims for reimbursement. Nothing in this Section 8.5 shall be construed as or is intended to create any third party beneficiaries.

               (d) The Company shall provide written notice to the Investor within ten (10) Business Days after acquiring any partnership interest, limited liability company interest, or other equity interest in any Subsidiary not listed on Schedule 4.3 hereto. Such notice shall contain a description of the Subsidiary and the equity interest acquired by the Company in such Subsidiary. Nothing in this Section 8.5(d) shall be construed to derogate from any other obligations of the Company set forth in this Agreement, including without limitation the restrictions on Investments set forth in Section 8.10 hereof.

          8.6  FINANCIAL STATEMENTS AND INFORMATION.  The Company will furnish
               ------------------------------------
to the Investor and to any of its Affiliates, so long as the Investor or such Affiliates shall hold any Securities, and to each other institutional holder of any Securities so long as such Securities remain Registrable Securities (such a holder in any such case being hereinafter called an "Eligible Holder"):

               (a) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each Fiscal Year of the Company, the Company's quarterly report on Form 10-Q as filed with the Securities and Exchange Commission.

               (b) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each Fiscal Year of the Company, the Company's Annual Report on Form 10-K and related Annual Report to Shareholders as filed with the Securities and Exchange Commission.

               (c) SEC Reports; Mailings to Shareholders. Promptly after sending or making available or filing of the same, copies of all registration statements, proxy statements, financial statements and reports on forms 10-K, 10-Q and 8-K (or any comparable successor form), if any, which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission or any national securities exchange. In addition, (i) at the same time that the Company makes a mailing to its shareholders generally and (ii) promptly after the Company issues a press release, the Company shall provide a copy of the same to each Eligible Holder.

               (d) Notice of Default or Claimed Default. Promptly upon (and in any event within five (5) Business Days of) any officer of the Company obtaining knowledge of any condition or event which constitutes an Event of Default or Default under the Company's Senior Notes due 2003 (the "Senior Secured Notes"), or that the holder of any such Senior Secured Note has given any written notice or taken any other action with respect to a claimed condition or event which constitutes such an Event of Default or Default, or that any Person has given any written notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 12.01(e) of the Note Purchase Agreement, an officers' certificate describing the same and the period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto.

               (e) Merger. At least five (5) Business Days prior to any merger or consolidation by the Company or any Subsidiary, notice of such merger or consolidation, together with an officers' certificate to the effect that such merger or consolidation will be done in compliance with the provisions of
Section 8.7 hereof.

               (f) Bankruptcy. Promptly upon receiving notice of any Person's seeking to obtain or threatening to seek to obtain a decree or order for relief with respect to the Company or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, a written notice thereof specifying what action the Company or such Subsidiary is taking or proposes to take with respect thereto.

               (g) Additional Information. With reasonable promptness, such other information, including financial statements and computations, relating to the performance of the provisions of this Agreement or the affairs of the Company or any of its subsidiaries as the Investor or any such Eligible Holder may from time to time reasonably request.

               The Company will furnish to each Eligible Holder, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, an officers' certificate to the effect that no Event of Default under the Note Purchase Agreement has occurred and is continuing (or, if any such Event of Default has occurred and is continuing, describing the same in reasonable detail, the period of existence thereof and describing the action that the Company has taken and proposes to take with respect thereto).

               The Company will keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at said office during normal business hours by the Investor, any Eligible Holder, or any prospective purchaser of any of the Securities.

          8.7  MERGER.  The Company covenants and agrees that so long as, and at
               ------
any time that, (i) any shares of Preferred Stock are held by the Investor or any Eligible Holder, and (ii) the IRR Trigger Date has not occurred, the Company:

               (a) will not consolidate with or merge into any Person, or permit any other Person to merge into it, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets, unless, in any such case, the following conditions shall be fulfilled:

     (i) such successor Person (if not the Company) or the Person purchasing or otherwise acquiring all or substantially all of such assets shall be a corporation incorporated within the United States of America;

     (ii) the obligations of the Company under this Agreement shall be expressly assumed by such successor corporation (if not the Company) or the Person purchasing or otherwise acquiring all or substantially all of such assets;

     (iii) immediately after giving effect to such consolidation or merger or sale or other disposition of assets (and the assumption provided for in clause (ii) above), no Default or Event of Default shall have occurred and be continuing with respect to any Funded Debt;

     (iv) immediately after giving effect to such consolidation or merger or sale or other disposition of assets, such successor corporation (whether or not the Company) or the Person purchasing or otherwise acquiring all or substantially all of such assets could incur additional Indebtedness in compliance with Section 8.9 hereof; and

     (v) the Net Worth of the surviving entity of such consolidation or merger, or other successor to the Company pursuant hereto, or the Person purchasing or otherwise acquiring all or substantially all of such assets on a pro forma basis after giving effect to such transaction is not less than the Net Worth of the Company immediately preceding the transaction.

               (b) will not permit any Majority-Owned Subsidiary to consolidate with or merge into any other Person (other than the Company), or permit any other Person to merge into a Majority-Owned Subsidiary, unless the following conditions shall be fulfilled:

     (i) prior to and immediately after giving effect to such consolidation or merger, no Default or Event of Default shall have occurred and be continuing under the Note Purchase Agreement;

     (ii) immediately after giving effect to such consolidation or merger, the surviving entity of such consolidation or merger could incur additional funded Indebtedness in compliance with Section 8.9 hereof;

     (iii) if the surviving corporation is a Majority-Owned Subsidiary, the Net Worth of the surviving entity of such consolidation or merger, on a pro forma basis after giving effect to such transaction, is not less than the Net Worth of the Majority-Owned Subsidiary immediately preceding the transaction; and

     (iv) either the surviving entity is a Majority-Owned Subsidiary, or, if the surviving entity is not a Majority-Owned Subsidiary, such merger shall be treated as a sale of stock of such Majority-Owned Subsidiary and each and every condition required to be satisfied in connection with a sale by the Company of the capital stock of a Majority-Owned Subsidiary as an entirety set out in Section 8.13 hereof shall be satisfied.

          8.8. LIMITATIONS ON LIENS. The Company covenants and agrees that so
               --------------------
long as, and at any time that, (i) any shares of Preferred Stock are held by the Investor or any Eligible Holder, and (ii) the IRR Trigger Date has not occurred, the Company will not, and will not permit any Majority-Owned Subsidiary to, cause, or incur or suffer to be incurred, any Lien on its or their property or assets (including any document or instrument in respect of goods or accounts receivable) of the Company or any Majority-Owned Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, except:

               (a)  Permitted Encumbrances;

               (b) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Majority-Owned Subsidiary or its becoming a Majority-Owned Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided, that (x) no such Lien shall have been created or assumed in
          --------
contemplation of such consolidation or merger or such Person's becoming a Majority-Owned Subsidiary or such acquisition of property, and (y) each such Lien shall at all times be confined solely to the item or items of property so acquired, and any property that is an improvement thereto or an upgrade thereof or acquired for specific use in connection therewith;

               (c) Liens on accounts receivable of the Company and any Majority-Owned Subsidiary and related leases or use contracts with customers and proceeds of the foregoing required to be incurred in order to secure Indebtedness permitted to be incurred under Section 8.9(a) hereof;

               (d) Liens in favor of the Collateral Agent on any assets in the Collateral Pool, and such substitutions therefor or replacements thereof as contemplated in the Note Purchase Agreement;

               (e) Subject to the limitations set forth in Section 8.9(d) hereof, any Lien created to secure any Indebtedness incurred or assumed to pay all or any part of the purchase price of property acquired by the Company or a Majority-Owned Subsidiary after December 31, 1994 (or created to secure Indebtedness incurred to finance equipment pursuant to Section 8.9(d) hereof); provided, that (i) any such Lien shall be confined solely to the item or items
--------
of property so acquired or currently owned (the "Financed Equipment") and any property that is an improvement to or upgrade of or acquired for specific use in connection with such Financed Equipment; provided, however, that in the case of
                                         --------  -------
an MRI Unit or a CT Unit (collectively, "Units") currently owned by the Company or a Majority-Owned Subsidiary that is, at the time of acquisition of a newly-acquired Unit, subject to a Lien in favor of the same secured party financing the purchase price of the newly-acquired Unit, such Lien securing the Indebtedness relating to the newly acquired Unit may extend to the currently-owned Unit and such Lien securing the Indebtedness relating to the currently-owned Unit may extend to the newly-acquired Unit; provided, further, that notwithstanding the immediately preceding
               --------  -------
proviso no Lien under this Section 8.8(e) shall extend to any Unit as to which the purchase price is paid in full and there is outstanding no Indebtedness incurred to finance such purchase price, it being understood that the cross-collateralization permitted by the immediately preceding proviso shall immediately cease and terminate as to any Unit upon payment of the purchase price (or related purchase money Indebtedness) of such Unit; and (ii) in the case of newly-acquired Financed Equipment, any such Lien shall be created within six (6) months after the acquisition thereof;

               (f) Liens on property or assets of any Majority-Owned Subsidiary to secure Debt For Money Borrowed of a Majority-Owned Subsidiary to the Company or to another Majority-Owned Subsidiary in existence on the Seventh Amendment Effective Date;

               (g) Liens securing Indebtedness of the Company and its Majority-Owned Subsidiaries existing on the Seventh Amendment Effective Date;

               (h) Additional Liens on property of the Company or any Majority-Owned Subsidiary to secure Indebtedness permitted by Section 8.9(f) hereof;

               (i) Subject to the limitations set forth in Section 8.9(d) hereof, any Lien created to secure any Indebtedness incurred or assumed after the Seventh Amendment Effective Date to pay all or any part of the purchase price of an improvement to or upgrade of a Unit owned by the Company or a Majority-Owned Subsidiary, provided that (i) any such Lien shall be confined
                           --------
solely to the improved or upgraded Unit subject to such Lien; provided, however,
                                                              --------  -------
that in the case of a Unit owned by the Company or a Majority-Owned Subsidiary that is, at the time of acquisition of an improvement or upgrade to a Unit, already subject to a Lien in favor of the same secured party financing the purchase price of such improvement or upgrade, such Lien securing the Indebtedness relating to the newly-improved or upgraded Unit may extend to the Unit already owned and such Lien securing the Indebtedness relating to the Unit already owned may extend to the newly-improved Unit; provided, further, that
                                                     --------  -------
notwithstanding the immediately preceding proviso no such Lien shall extend to any Unit as to which (A) the purchase price thereof (and of any improvement thereto or upgrade thereof) is paid in full and (B) there is outstanding no Indebtedness incurred to finance such purchase price, it being understood that the cross-collateralization permitted by the immediately preceding proviso shall immediately cease and terminate upon payment of the purchase price (or related purchase money Indebtedness) of each Unit and any improvement to or upgrade thereof, and (ii) any such Lien shall be created within six months after the completion or installation of such improvement or upgrade;

               (j) Any Lien created to secure Indebtedness incurred to finance equipment pursuant to the terms of Section 8.9(d) hereof; and

               (k) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of (a) through (j) above, so long as the outstanding principal amount of the Indebtedness secured by such Lien at the time of such extension, renewal or replacement is not increased, nor the periodic debt service payment (principal and interest) payable with respect thereto increased, and the renewed or extended-Lien does not cover any property which is not covered by the existing Lien renewed or extended thereby.

          8.9. INDEBTEDNESS.  The Company covenants and agrees that so long
               ------------
as, and at any time that, (i) any shares of Preferred Stock are held by the Investor or any Eligible Holder, and (ii) the IRR Trigger Date has not occurred, the Company will not create, incur or assume or permit to exist, and will not permit any Majority-Owned Subsidiary to create, incur or assume or permit to exist or remain liable with respect to Indebtedness, other than the following:

               (a) The Company may become and remain liable with respect to Indebtedness for working capital purposes under the Working Capital Facility as provided for in Section 9.06 of the Note Purchase Agreement or any renewal, extension or replacement thereof, provided that the indebtedness thereunder does not at any time exceed 75% of the net accounts receivable of the Company (determined in accordance with GAAP) and the terms and conditions thereof are not, in the aggregate, materially more burdensome than under the preexisting Working Capital Facility and reflect current market conditions;

               (b) The Company may become and remain liable with respect to Indebtedness evidenced by the Senior Secured Notes; and any Majority-Owned Subsidiary may become and remain liable with respect to Indebtedness evidenced by a guaranty thereof (each, a "Guaranty");

               (c) The Company or any Majority-Owned Subsidiary, as appropriate, may remain liable with respect to any Indebtedness in existence on the Seventh Amendment Effective Date;

               (d) Subject to the limitations on incurrence of Capital Expenditures set forth in Section 8.11 hereof, the Company or any Majority-Owned Subsidiary may become and remain liable with respect to Indebtedness incurred to acquire equipment (including CT Scanners and MRI Units and related additions, parts and improvements);

               (e) Any Majority-Owned Subsidiary may become and remain liable with respect for Debt for Money Borrowed of such Majority-Owned Subsidiary owing to the Company or to a Majority-Owned Subsidiary consisting of (i) Indebtedness arising out of an Investment by the Company or such Majority-Owned Subsidiary as permitted by Section 8.10(a) through (c) or (ii) intercompany operating advances incurred in the ordinary course of business;

               (f) In addition to (a) through (e) above, the Company or any Majority-Owned Subsidiary may incur and remain liable with respect to other Indebtedness not to exceed an aggregate amount of $5,000,000 at any time outstanding; and

               (g) Indebtedness which is a renewal, extension or replacement of existing Indebtedness permitted under this Section 8.9; provided that the principal amount of the Indebtedness is less than or equal to the principal amount outstanding immediately prior to such renewal, extension or replacement and that the periodic debt payment with respect thereto is less than or equal to the periodic debt payment currently payable with respect to such Indebtedness.

          8.10 INVESTMENTS.   The Company covenants and agrees that so long
               -----------
as, and at any time that, (i) any shares of Preferred Stock are held by the Investor or any Eligible Holder, and (ii) the IRR Trigger Date has not occurred, the Company will not, and will not permit any of its Majority-Owned Subsidiaries to, make any Investments other than the following: (a) capital contributions and funded loans to any Majority-Owned Subsidiary, and any partnership or other joint venture (including a corporate joint venture); provided that the aggregate
                                                     --------
outstanding amount of all Investments made pursuant to this clause (a) does not exceed $5,000,000 at any time; (b) loans and advances to employees in the ordinary course of business for a proper corporate purpose not to exceed $250,000 in the aggregate at any time outstanding (excluding notes received from option holders in payment of the exercise price of stock options issued pursuant to a stock option plan of the Company approved by the Company's Board of Directors); (c) Investments with respect to hedging the Company's exposure to foreign currency fluctuations to the extent that the Company has sales denominated in such foreign currency; (d) Investments in Interest Rate Protection Agreements; (e) short-term operating advances described in Section 8.9(f)(ii), to the extent such advances constitute Investments; and (f) Investments where the consideration paid by the Company consists of equity securities of the Company, to the extent that consideration was or is paid in that form. For purposes of computing the amount subject to the $5,000,000 limitation in clause (a) above, (I) there shall be excluded Investments where the consideration paid by the Company consists of equity securities of the Company, to the extent that consideration was or is paid in that form, and (II) there shall be included Investments made only from and after the Effective Date of the Tenth Amendment to the Note Purchase Agreement, and not Investments made prior thereto.

          8.11 CAPITAL EXPENDITURES.  The Company covenants and agrees that
               --------------------
so long as, and at any time that, (i) any shares of Preferred Stock are held by the Investor or any Eligible Holder, and (ii) the IRR Trigger Date has not occurred, the Company will not, and will not permit any of its Majority-Owned Subsidiaries to, make Capital Expenditures, unless, after including such Capital Expenditures in the aggregate amount of Capital Expenditures incurred by the Company and its Majority-Owned Subsidiaries during the current Fiscal Year, the aggregate Capital Expenditures for such Fiscal Year do not exceed an amount equal to $30,000,000 plus the Capital Expenditure Adjustment Amount; provided,
                                                                     --------
however, that the Company or any of its Majority-Owned Subsidiaries may dispose
-------
of equipment and within 180 days purchase replacement equipment with only the net incremental amount being deemed to be a Capital Expenditure; provided, further, that to the extent the
                                    --------  -------
Company receives credit against the purchase price of newly-acquired equipment as a result of a trade-in of currently-owned equipment, the amount of such credit shall not be included in determining the amount of Capital Expenditures permitted to be incurred hereunder; and provided, further, that if the amount of
                                        --------  -------
permitted Capital Expenditures for any Fiscal Year is not fully utilized, then the unutilized portion (up to 50% of the permitted amount for such Fiscal Year) may be carried forward and made in the following Fiscal Year, in addition to the amount otherwise permitted for such following Fiscal Year.

               For purposes of this Section 8.11 the incurrence of a Capital Expenditure shall be deemed to have occurred when the Company (or any of its Majority-Owned Subsidiaries) enters into a binding commitment to purchase the applicable equipment as evidenced by a written agreement or accepted purchase order between the Company and the manufacturer or seller of such equipment.

          8.12 TRANSACTIONS WITH AFFILIATES.  The Company covenants and agrees
               ----------------------------
that so long as, and at any time that, any shares of Preferred Stock are held by the Investor or any Eligible Holder, the Company will not, and will not permit any of its Majority-Owned Subsidiaries to, directly or indirectly, engage in any transaction with any Affiliate of the Company, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Majority-Owned Subsidiary's business and upon fair and reasonable terms that are no less favorable to the company or such Majority-Owned Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time from Persons which are not such an Affiliate.

          8.13 LIMITATION ON DISPOSITION OF ASSETS.  The Company covenants and
               -----------------------------------
agrees that so long as, and at any time that, (i) any shares of Preferred Stock are held by the Investor or any Eligible Holder, and (ii) the IRR Trigger Date has not occurred, other than as permitted and subject to the limitations set forth in Section 8.7 through 8.10 hereof, the Company will not, and will not permit any of its Majority-Owned Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of (other than in the ordinary course of business) any of its properties unless (i) after giving effect to any such sale, lease, transfer or other disposition by the Company or any Majority-Owned Subsidiary, the aggregate net book value of the properties involved in such dispositions during any Fiscal Year of the Company does not exceed $2,000,000 and in the aggregate at any time after the Effective Date of the Tenth Amendment does not exceed $4,000,000 and (ii) prior to and after giving effect to any such sale, lease, transfer or other disposition by the Company or any Majority-Owned Subsidiary, no Default or Event of Default has occurred or is continuing; provided that the foregoing restrictions do not apply to a transfer of
--------
properties by a Majority-Owned Subsidiary to the Company.

               Notwithstanding the foregoing, the Company or a Majority-Owned Subsidiary may make any such disposition and the properties involved in any such disposition shall be excluded from the foregoing computation set forth in (i) above if within one hundred eighty

(180) days after such disposition the Company or a Majority-Owned Subsidiary reinvests the proceeds in assets substantially similar to those which are disposed of, or applies the net proceeds (after deducting direct costs and expenses incurred as a result of such disposition and discharging any underlying debt which is secured by such property) to the prepayment or redemption of the Secured Obligations or the Senior Secured Notes or other Indebtedness of the Company, or retains the proceeds in cash or cash-equivalent investments; provided, further, that the aggregate net book value of properties disposed of
--------  -------
under this Section 8.13 the net proceeds of which are so applied shall not exceed the greater of $10,000,000 or fifteen percent (15%) of the net book value of the then existing MRI Units.

          8.14 LIMITATION RELATING TO SUBSIDIARIES.  The Company covenants
               -----------------------------------
and agrees that so long as, and at any time that, any shares of Preferred Stock are held by the Investor or any Eligible Holder, the Company will not and will not permit any Majority-Owned Subsidiary to:

               (a) transfer any stock of any Majority-Owned Subsidiary, or permit any Majority-Owned Subsidiary to issue or transfer its stock or transfer the stock of any other Subsidiary, if as a result thereof, the Company would own, directly or indirectly, less than 95% of the Capital Stock or Voting Stock of any Majority-Owned Subsidiary, provided that no transfer of any such stock shall be permitted unless such transfer is made for fair value, as determined in good faith by the Board of Directors of the Company; or

               (b) permit any Majority-Owned Subsidiary to enter into an agreement restricting it from paying dividends to the Company.

               Notwithstanding the provisions of clause (a) above, all of the shares of Capital Stock of all classes of any Majority-Owned Subsidiary owned by the Company and/or its Majority-Owned Subsidiaries may be sold for fair market value as an entirety if the following conditions are met:

       (i) the Majority-Owned Subsidiary whose stock is so sold does not own any shares of capital stock of any other Majority-Owned Subsidiary not being simultaneously sold;

       (ii) after giving effect to the sale, any Indebtedness of the Company or any remaining Majority-Owned Subsidiary owing to the Majority-Owned Subsidiary whose stock is so sold could then be incurred by the Company or such remaining Majority-Owned Subsidiary, as the case may be, under the terms and conditions of this Agreement;

       (iii) such sale would be permissible under Section 8.13 hereunder; and

       (iv) prior to and immediately after giving effect to such sale, no Default or Event of Default shall have occurred and be continuing under this Agreement or the Senior Secured Notes.

          8.15. LIMITATIONS ON LEASES.  Except as set forth in the next
                ---------------------
sentence, the Company covenants and agrees that so long as, and at any time that, (i) any shares of Preferred Stock are held by the Investor or any Eligible Holder and (ii) the IRR Trigger Date has not occurred, the Company will not, and will not permit any Majority-Owned Subsidiary to, enter into any Long-Term Lease, unless, after including in Consolidated Rental Obligations the amount of all minimum or guaranteed net rentals the Company or such Majority-Owned Subsidiary is directly or indirectly liable for (as lessee or as a guarantor or other surety) under such Long-Term Lease which will accrue during the 12-month period following the date upon which the Company or its Subsidiary enters into such Long-Term Lease, the Consolidated Rental Obligations for such 12-month period will not exceed the applicable amount set forth below based upon the Fiscal Year in which such Long-Term Lease is proposed to be entered into:

          1996                 $2,700,000
          1997                 $2,500,000
          1998                 $2,200,000
          1999                 $1,750,000
          2000                 $1,500,000

          Notwithstanding the foregoing, there shall be excluded from the calculation of Consolidated Rental Obligations pursuant to the preceding sentence any and all variable lease payments (i.e., payments made pursuant to a Long-Term Lease or otherwise that are based solely upon usage or other operating criteria rather than being fixed in amount and as to which there are no minimum and no guaranteed periodic payment obligations). Notwithstanding the foregoing, for the purposes of this Section 8.15, there shall be excluded from the coverage of "Long-Term Leases" and "Consolidated Rental Obligations" any lease or other contract or commitment, and payments required thereunder, with respect to MRI, CT or other medical equipment and related trailers or buildings and related improvements.

          8.16. BOARD OBSERVATION RIGHTS.   The Company covenants and agrees
                ------------------------
that so long as, and at any time that, any shares of Preferred Stock are held by the Investor, the Investor shall be entitled to appoint one observer (who may be, but shall not be required to be, an employee of Investor) to attend each meeting of the Board of Directors of the Company, and shall be entitled to a copy of all written materials (including Board meeting agendas and background materials) distributed to each member of the Board of Directors of the Company as and when so distributed, subject in each case to reasonable safeguards with respect to (i) the protection of the Company's highly confidential information (such safeguards to be deemed satisfied by the execution of a confidentiality agreement in form and substance reasonably satisfactory to the parties) and (ii) conflict of interest situations with respect to the business of the Medical Systems Division of the Investor.

          8.17. NO FUNDED DEBT DEFAULTS.    The Company shall not commit or
                -----------------------
suffer to exist any Funded Debt Default; provided, however, that the Company shall not be deemed to have breached this covenant with respect to any particular Funded Debt Default if the Investor shall have exercised its right under the Series D Certificate of Designation or the

Series E Certificate of Designation to decline to accept (or shall have been deemed to have declined to accept) the Special Dividend Event Repurchase Offer (as defined in the Series D Certificate of Designation or the Series E Certificate of Designation, as the case may be) related to such Funded Debt Default.

          8.18. NO CHANGE IN BUSINESS.  The Company shall not substantially and
                ---------------------
materially engage in any business other than the business of providing diagnostic and therapeutic medical equipment and related services to the healthcare industry.

     9.   INDEMNIFICATION
          ---------------

          9.1   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.  The
                -----------------------------------------------------
warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall forever survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company; provided, however, that the warranties and representations contained in Sections 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18,
4.19, 4.20, 4.21 and 4.22 shall survive for a period of two (2) years after the Closing Date. As of the Closing Date, upon consummation of the transactions contemplated by this Agreement, the representations, warranties and covenants contained in the Bridge Loan Agreement shall be deemed to be superseded by the provisions of this Agreement and shall be of no further force and effect.

          9.2  INDEMNIFICATION.
               ----------------

               (a) The Company shall indemnify and hold harmless the Investor and its Affiliates, partners, directors, officers, employees, agents and attorneys, in respect of any losses, expenses or Liabilities (including any legal and other out-of-pocket expenses for investigating, settling or defending any actions or threatened actions) (collectively, "Damages") incurred, directly or indirectly, by any of the foregoing in connection with any misrepresentation, breach or alleged breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, the other agreements referred to in this Agreement (except the Bridge Loan Agreement), or in any certificate, instrument, schedule or document given by the Company to the Investor in connection herewith or therewith.

               (b) Whenever a representation or warranty contained herein is qualified as to materiality, the Company shall have the burden to prove by a preponderance of the evidence that the effect of any occurrence, event, condition or other factor that makes any representation or warranty untrue is not material or was not expected to be material at the time the representation or warranty is made.

               (c) No Person shall be entitled to indemnification pursuant to this Section 9 for any Damages incurred unless the aggregate amount for which indemnification is sought is in excess of $50,000, based on all Damages from the first dollar and without regard to any materiality qualifier (the "Threshold"), whether represented by one or more claims. If the amount of claims for Damages exceeds the Threshold, then the Person entitled to indemnification pursuant to this Section 9 shall be entitled to indemnification for all Damages, including without limitation the first $50,000 of such Damages incurred.

          9.3  CLAIMS FOR INDEMNIFICATION.  Whenever any claim shall arise
               --------------------------
for indemnification, the indemnified party shall notify the Company of the claim in writing and, when known, the facts constituting the basis for such claim and the amount or an estimate of the amount of the Liability arising from such claim. The indemnified party shall not settle or compromise any claim by a third party that is entitled to indemnification hereunder without the prior written consent of the Company unless (i) suit shall have been instituted against the indemnified party and (ii) the Company shall not have taken control of such suit within fifteen (15) Business Days after notification thereof as provided in Section 9.4.

          9.4  DEFENSE BY THE COMPANY.  In connection with any claim giving
               ----------------------
rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person other than the Investor, the Company or their respective Affiliates, partners, directors, officers, employees, agents or attorneys, the Company at its sole cost and expense, may, upon written notice to the Investor, assume the defense of any such claim or legal proceeding without prejudice to the right of the Company thereafter to contest its obligation to indemnify such Person in respect of the claims asserted therein. If the Company assumes the defense of any such claim or legal proceeding, the Company shall select counsel to conduct the defense of such claims or legal proceedings at its sole cost and expense and shall take all steps necessary in the defense or settlement thereof. The Company shall not consent to a settlement of, or the entry of any judgment arising from, any such claims or legal proceeding, without the prior written consent of the indemnified party, unless the Company admits in writing its Liability to hold the indemnified party harmless from and against any loss, damages, expenses and Liabilities arising out of such settlement and concurrently with such settlement the Company pays into court the full amount of all losses, damages, expenses and Liabilities to be paid by the Company in connection with such settlement. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Company does not assume the defense of any such claim or litigation resulting therefrom in accordance with the terms hereof, the indemnified party may defend against such claim or litigation in such manner as it may deem appropriate, including settling such claim or litigation, after giving notice of the same to the Company, on such terms as the indemnified party may deem appropriate. The Company shall be entitled to participate in the defense of any action by the indemnified party, which participation shall be limited to contributing information to the defense and being advised of its status. In any action by the indemnified party seeking indemnification from the Company in accordance with the provisions of this paragraph, the Company shall not be entitled to question the manner in which the indemnified party defended such claim or litigation or the amount of or nature of any such settlement, except to the extent that the indemnified party has breached the provisions of this Section 9.

          9.5  MATERIALITY.  The parties agree that for all purposes of
               -----------
this Agreement, unless specifically stated to the contrary, the dollar amounts set forth in various provisions hereof, other than the purchase price hereunder shall not affect or determine the meaning of the term "material" or have any bearing thereon.

     10.  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH
          --------------------------------------------------------------
          SECURITIES ACT; REGISTRATION RIGHTS.
          -----------------------------------

          10.1 RESTRICTIONS ON TRANSFERABILITY.  The Securities shall not
               -------------------------------
be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified in this Section 10, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investor will cause any proposed purchaser, assignee, transferee, or pledgee of the shares of Securities to agree to take and hold such securities subject to the provisions and conditions of this Section 10.

          10.2 RESTRICTIVE LEGEND.  Each certificate representing the
               ------------------
Registrable Securities, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

          10.3 REQUESTED REGISTRATION.
               ----------------------

               (a) Request for Registration.  In case the Company shall receive
                   ------------------------
from the Investor a written request that the Company effect a registration under the Securities Act with respect to not less than 3,000,000 shares of Registrable Securities, the Company will, as soon as practicable, use its best efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to take any action to
-----------------
effect any such registration, qualification or compliance pursuant to this
Section 10.3 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process or become subject to taxation in effecting such registration, qualification or compliance unless the Company is already subject to service or taxation in such jurisdiction. The Company shall be obligated to effect only three such registrations pursuant to this Section 10.3.

               (b) Underwriting. In the event that a registration pursuant to
                   ------------
this Section 10.3 is for a registered public offering involving an underwriting, the Investor shall so advise the Company as a part of its request made pursuant to Section 10.3(a). In such event, the right of the Investor to registration pursuant to this Section 10.3 shall be conditioned upon the Investor's participation in the underwriting arrangements required by this Section 10.3(b), and the inclusion of the Investor's Registrable Securities in the underwriting to the extent requested shall be limited as provided herein. The Company and the Investor shall enter into an underwriting agreement in customary form with managing underwriter(s) selected for such underwriting by the Investor, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 10.3, if the managing underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise the Investor and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be so limited. If the Investor disapproves of the terms of the underwriting, the Investor may elect to withdraw therefrom by written notice to the Company.

               (c) Deferral by Company. Notwithstanding the foregoing, the
                   -------------------
Company shall not be obligated to effect a registration pursuant to this Section
10.3 if the Company shall furnish to the Investor a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for the Company to comply with such request, and it is therefore essential to defer the filing of the registration statement relating thereto. Any such deferral shall be for a period of not more than 90 days after receipt of the Investor's request for registration pursuant to Section 10.3(a); provided, however, that the Company may not exercise this deferral right more
--------  -------
than once in any 12-month period; provided, further, that any requested
                                  --------  -------
registration deferred by the Company pursuant to the provisions of this Section 10.3(c) shall thereafter not be deemed to be a requested registration for purposes of the limitation to three requested registrations pursuant to Section 10.3(a), until such deferral expires and the Company effects the related registration.

          10.4 COMPANY REGISTRATION.
               --------------------

               (a) Notice of Registration. If at any time or from time to time
                   ----------------------
the Company shall determine to register any of its securities, whether or not for its own account, the Company will promptly give to the Investor written notice thereof, and include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by the Investor.

               (b) Underwriting.  If the registration of which the Company gives
                   ------------
notice under this Section 10.4 is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to Section 10.4(a). In such event the right of the Investor to registration pursuant to this Section 10.4 shall be conditioned upon the Investor's participation in such underwriting and the inclusion of the Investor's Registrable Securities in the underwriting to the extent provided herein. The Investor and the Company shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 10.4, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration, and the Company shall include in such registration: (i) first, 100% of the securities the Company proposes to sell for its own account, and (ii) second, such number of Registrable Securities which the Investor has requested to be included in such registration and such number of securities which other holders have requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having an adverse effect on the marketing of the securities referred to above, such number of Registrable Securities and securities of other holders described in this clause (ii) to be included on a pro rata basis among the Investor and all other holders. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to the Investor or other holders to the nearest 100 shares. If the Investor disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

               (c) Right to Terminate Registration. The Company shall have the
                   -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 10.4 prior to the effectiveness of such registration whether or not the Investor has elected to include securities in such registration.

          10.5 REGISTRATION ON FORM S-3.  If the Investor requests that the
               ------------------------
Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a non-underwritten public offering of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of discounts and commissions, would exceed $12,000,000 and the Company is then entitled to use Form S-3 under applicable SEC rules to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Investor may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 10.5 in any twelve (12) month period or in excess of three (3) registrations under this Section 10.5; provided, however, that the Company shall not be obligated to
                   -----------------
take any action to effect any such registration, qualification or compliance pursuant to this Section 10.5 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process or become subject to taxation in effecting such registration, qualification or compliance unless the Company is already subject to service or taxation in such jurisdiction. The substantive provisions of Section 10.3(b) shall be applicable to each registration initiated under this Section 10.5.

          10.6 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.  From and after
               ---------------------------------------------
the Closing Date, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) such new registration rights are on a pari passu basis with those rights of the Investor hereunder, or (ii) such new registration rights are subordinate to the registration rights granted to the Investor hereunder.

          10.7 EXPENSES OF REGISTRATION.  All expenses (other than underwriting
               ------------------------
discounts and commissions relating to Registrable Securities and fees and disbursements of counsel for the Investor), including without limitation all registration, filing, and qualification fees, printing and accounting fees and legal fees and expenses of counsel to the Company incurred in connection with any registration pursuant to Section 10.3, 10.4 or 10.5 shall be borne by the Company.

          10.8 SECURITIES INDEMNIFICATION.  The Company will indemnify the
               --------------------------
Investor, each of its officers, directors and partners, and each Person controlling such Investor within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 10, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Investor, each of its officers and directors, and each Person controlling the Investor, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Investor, controlling Person or underwriter and stated to be specifically for use therein. The procedures governing the securities indemnification obligations of the Company under this Section 10.8 shall be as set forth in Section 9. The indemnification obligations of the Company under this Section 10.8 shall be in addition to the indemnification obligations of the Company under Section 9.

          10.9 TRANSFER OF REGISTRATION RIGHTS.  The rights to cause the
               -------------------------------
Company to register securities granted to Investor under Sections 10.3, 10.4, and 10.5 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by the Investor provided that such transfer may otherwise be effected in accordance with applicable securities laws.

     11.  MISCELLANEOUS.
          -------------

          11.1 EXPENSES.  At Closing, the Company shall promptly pay the
               --------
Investor all of the Investor's reasonable out-of-pocket expenses incurred in connection with this transaction, including legal fees and expenses, accounting fees and expenses and due diligence expenses, provided that the Company's maximum responsibility therefor shall be Ninety Thousand Dollars ($90,000).

          11.2 PUBLICITY.  Neither the Company nor the Investor shall release
               ---------
any information to any third party with respect to the terms of this Agreement or the transactions contemplated hereby without the prior written consent of the other party, other than as may be required by applicable law or court order. The parties shall mutually agree upon a joint initial announcement of the execution of this Agreement and the related transactions. Each party agrees to consult the other party as to the form and content of all subsequent public announcements relating to this Agreement or the transactions contemplated hereby.

          11.3 SUCCESSORS AND ASSIGNS.   Except as otherwise expressly provided
               ----------------------
herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Securities). The Securities shall be freely transferable without the consent of the Company, subject to applicable law. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or Liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          11.4 GOVERNING LAW.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

          11.5 COUNTERPARTS.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.6 TITLES AND SUBTITLES.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          11.7 NOTICES.  All notices, demands, or other communications under
               -------
this Agreement shall be in writing and shall be delivered via confirmed facsimile, overnight courier, by hand delivery or by certified mail, return receipt requested, to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All communications shall be deemed served upon delivery of, or if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Company or the Investor at the address specified or, if transmitted via facsimile, upon electronic confirmation of receipt; provided, however, that
                                                        --------  -------
non-receipt of any communication as the result of any change of address or facsimile number of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

          11.8  AMENDMENTS AND WAIVERS.  Any term of this Agreement may be
                ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

          11.9  SEVERABILITY.  If one or more provisions of this Agreement
                ------------
are held to be unenforceable under applicable law, such provision or provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

          11.10 ENTIRE AGREEMENT.  This Agreement, the Schedules and Exhibits
                ----------------
hereto, the other agreements referred to herein and the other documents required to be delivered pursuant hereto constitute the entire understanding and agreement between the parties with regard to the specific subject matter hereof, and no party shall be liable or bound by any representation, warranty, covenant or agreement except as specifically set forth herein or therein. Any previous agreement (whether written, oral or implied) among the parties relative to the specific subject matter hereof is superseded by this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



                              THE COMPANY:

                              ALLIANCE IMAGING, INC.,
                              a Delaware corporation


                              By:  ___________________________


                              Address:  3111 North Tustin Avenue,
                                        Suite 150
                                        Orange, California  92865



                              THE INVESTOR:

                              GENERAL ELECTRIC COMPANY, a New York corporation acting through GE Medical Systems


                              By:  ______________________________

                              Address:  GE Medical Systems
                                        20825 Swenson Drive, Suite 100
                                        Waukesha, WI  53186



EXHIBITS             SCHEDULES AND EXHIBITS
--------             ----------------------
Exhibit A      Eleventh Amendment to Note Purchase Agreement
Exhibit B      Form of Restated Note
Exhibit C      Series D Certificate of Designation
Exhibit D      Series E Certificate of Designation
Exhibit E      Form of Opinion of Corporate Counsel to Company
Exhibit F-1    Form of Opinion of Regulatory Counsel to Company
Exhibit F-2    Form of Opinion of Regulatory Counsel to Company


SCHEDULES
---------
Schedule 4               Company Disclosure Schedule
Schedule 4.1             Certificate and Bylaws; Jurisdictions
Schedule 4.3             Subsidiaries
Schedule 4.7(b)          Accountant Letters
Schedule 4.10(b)         Material Contracts
Schedule 4.14(e)         Approvals
Schedule 4.18            Indebtedness
Schedule 4.19(b)         Lease Agreements
Schedule 4.20(b)         Employee Benefit Plans
Schedule 4.23(a)         Environmental Permits
Schedule 4.25            Tax Returns